UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April , 2019

Dear SilverBow Resources, Inc. Shareholder:

Our 2019 annual meeting of shareholders will be held on May 21, 2019.

Our proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2018. The proxy statement describes the business we will conduct at the annual meeting and provides information about SilverBow Resources, Inc. that you should consider when you vote your shares.

With our rebrand and relisting on the New York Stock Exchange in our rearview mirror and our management team in place, we set out in 2018 to build on our foundation as an Eagle Ford oil and gas operator, combining our assets and technical expertise as an industry cost-leader with a core acreage position. To achieve this vision, we continued to focus on our exceptional people, quality assets, and strong capital structure. During 2018, we launched a new culture initiative that we call the SBOWay, designed to harness the full potential of each individual contributor as we lead the way together as one Company. As to our assets, we have proven to be one of the lowest cost operators in the Eagle Ford trend and continue to expand our inventory in liquids-rich areas. Lastly, we remain prudent in the management of our balance sheet and all credit metrics.

Your vote is important to us. Whether or not you can attend the annual meeting of shareholders, we encourage you to vote and submit your proxy. Voting over the internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the internet or telephone, you help SilverBow Resources, Inc. reduce the cost of postage and proxy tabulations. Regardless of your method of voting, we urge you to review the accompanying materials and vote as promptly as possible to ensure the presence of a quorum for the annual meeting.

On behalf of the Board of Directors, thank you for your support and trust as a shareholder of SilverBow Resources, Inc.

Sincerely, Sean C. Woolverton Chief Executive Officer and Director

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 21, 2019

The annual meeting of shareholders of SILVERBOW RESOURCES, INC. (the “Company” or “SilverBow Resources”) will be held at the Embassy Suites Houston Energy Corridor, 11730 Katy Highway, Houston, Texas 77079, on May 21, 2019, at 10:00 a.m., Houston time, for the following purposes:

1.	To elect the three Class III directors identified in this proxy statement to serve until the 2022 annual meeting of shareholders, or until their successors are duly elected and qualified or appointed pursuant to the then-applicable terms of the Director Nomination Agreement, among the Company and certain of its shareholders, dated as of April 22, 2016, as amended (“Nomination Agreement”);

2.	To conduct a nonbinding advisory vote to approve the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement;

3.	To approve a one-time exchange of certain equity awards granted to executives in August 2018 (the “Equity Award Exchange”);

4.	To approve the Second Amendment to the 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares of common stock available for issuance under the 2016 Plan;

5.	To ratify the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2019; and

6.	To conduct such other business as may properly be presented at the annual meeting, or at any and all adjournments or postponements thereof.

A record of shareholders has been taken as of the close of business on March 22, 2019, and only shareholders of record at that time will be entitled to vote at the annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 10, 2019, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 575 North Dairy Ashford Road, Suite 1200, Houston, Texas 77079. This list will also be available at the annual meeting.

By Order of the Board of Directors, Christopher M. Abundis Senior Vice President, General Counsel and Secretary
April , 2019

Your Vote Is Important!

Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On May 21, 2019

Your proxy card will contain instructions on how to view our proxy materials for the annual meeting of shareholders on the internet. Our proxy statement and the Company’s annual report to shareholders on Form 10‑K are available at www.sbow.com.

Page

PROXY STATEMENT	1
Solicitation	1
Voting Information	1
PROPOSAL 1 — ELECTION OF DIRECTORS	5
Current Composition of the Board	5
Election of Directors	6
Class III Director Nominees	6
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS	7
Class I Directors	7
Class II Directors	7
Class III Directors	7
Affirmative Determinations Regarding Independent Directors and Financial Experts	8
Meetings and Committees of the Board	8
Board Leadership Structure; Meetings of Independent Directors; Role in Risk Oversight	10
Compensation of Directors	11
Nominations for Directors	12
Corporate Governance	13
Related-Party Transactions	13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16
Security Ownership of Certain Beneficial Owners	16
Security Ownership of Management	17
EXECUTIVE OFFICERS	18
EXECUTIVE COMPENSATION	19
Compensation Discussion and Analysis (“CD&A”)	19
Process for Administering our Compensation Programs	24
Compensation Policies and Practices as They Relate to Risk Management	26
Compensation Committee Report	26
Summary Compensation Table	27
Grants of Plan-Based Awards	29
Outstanding Equity Awards at December 31, 2018	30
Option Exercises and Stock Vested	31
Pension Benefits	32
Nonqualified Deferred Compensation	32
Potential Payments Upon Termination or Change in Control	32
Conditions and Covenants	36
Pay Ratio Disclosure	37
PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	38
PROPOSAL 3 — APPROVAL OF THE EQUITY AWARD EXCHANGE PROGRAM	40
Rationale for Equity Award Exchange	40
Structure of the Equity Award Exchange	42
Effect on Shareholders	44
Interests of Our Named Executive Officers in the Equity Award Exchange	44
Accounting Impact	45
Material U.S. Federal Income Tax Consequences of the Equity Award Exchange	45
Financial Statements	45
Vote Required and Board Recommendation	45
PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 PLAN	46
Background and Purpose of the Proposal	46
Consequences of Failing to Approve the Proposal	46
Description of the SilverBow Resources, Inc. 2016 Equity Incentive Plan	47
Federal Income Tax Consequences	50
New Plan Benefits	53
Previously Awarded Options	53
Securities Authorized for Issuance Under Equity Compensation Plans	54
Vote Required and Board Recommendation	54
PROPOSAL 5 — RATIFICATION OF SELECTION OF BDO USA, LLP AS SILVERBOW RESOURCES, INC.’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019	55
AUDIT COMMITTEE DISCLOSURE	56
Preapproval Policies and Procedures	56
Fees Paid to Independent Public Accounting Firm	56
Report of the Audit Committee	56
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	57
SHAREHOLDER PROPOSALS	57
SEC Rule 14a-8 Proposals for Inclusion in the Company’s 2020 Proxy Materials	57
Advanced Notice of Nominations or Proposed Business for the Company’s 2020 Annual Meeting of Shareholders	57
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	58
FORWARD-LOOKING STATEMENTS	58
ANNUAL REPORT ON FORM 10-K	58

SILVERBOW RESOURCES, INC.

575 North Dairy Ashford Road, Suite 1200

Houston, Texas 77079

(281) 874-2700

PROXY STATEMENT

for the

2019 ANNUAL MEETING OF SHAREHOLDERS

Solicitation

These proxy materials are being made available to the shareholders of SilverBow Resources, Inc. (“SilverBow Resources,” “Company,” “we” or “us”) beginning on or about April , 2019. The Board of Directors (the “Board”) of SilverBow Resources is soliciting your proxy to vote your shares of SilverBow Resources common stock at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Embassy Suites Houston Energy Corridor, 11730 Katy Highway, Houston, Texas 77079, on Tuesday, May 21, 2019, at 10:00 a.m., Houston time. The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented at the Annual Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.

Voting Information

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on the accompanying proxy card.

Who are the proxies appointed by the Board of Directors for the Annual Meeting?

The following officers of SilverBow Resources have been appointed to act as proxies for the Company with respect to shares of our issued and outstanding common stock at the Annual Meeting:

Sean C. Woolverton	Chief Executive Officer
G. Gleeson Van Riet	Executive Vice President and Chief Financial Officer
Christopher M. Abundis	Senior Vice President, General Counsel and Secretary

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of SilverBow Resources common stock as of the close of business on our record date of Friday, March 22, 2019.

How many shares of SilverBow Resources common stock are entitled to vote at the Annual Meeting?

As of the March 22, 2019 record date, there were 11,712,270 shares of SilverBow Resources common stock issued, outstanding and entitled to vote at the Annual Meeting. Each share of SilverBow Resources common stock is entitled to one vote on each matter presented.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.

Shareholder of Record – If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares in person at the Annual Meeting.

Beneficial Owner – If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you are also invited to attend the Annual Meeting. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

2019 Proxy Statement	SilverBow Resources, Inc. | 1

If I am a shareholder of record, how do I vote?

You may vote using any of the following methods:

Via the Internet – You may vote by proxy via the internet by following the instructions provided in the proxy card accompanying the proxy materials you received by mail. Please have the proxy card in hand when you log onto the website.

By Telephone – You may vote by proxy by calling the number found on the proxy card accompanying the proxy materials you received by mail. Please have the proxy card in hand when you call.

By Mail – You may vote by proxy by completing the proxy card accompanying the proxy materials you received by mail and returning it in the envelope provided.

In Person – If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot during the meeting.

If I am a beneficial owner, how do I vote?

You may vote using any of the following methods:

Via the Internet – You may vote by proxy via the internet by following the instructions in the voting instruction form provided by your broker, trustee or other nominee.

By Telephone – You may vote by proxy by calling the number found on the voting instruction form provided by your broker, trustee or other nominee.

By Mail –You may vote by proxy by completing the voting instruction form provided by your broker, trustee or other nominee and returning it in the envelope provided.

In Person – If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

What is householding?

We follow an SEC-approved procedure approved by the SEC known as “householding.” Under this procedure, only one copy of the proxy statement and annual report on Form 10-K is being delivered to shareholders residing at the same address, unless the shareholders have notified SilverBow Resources of their desire to receive multiple copies. This allows us to reduce the environmental impact of printing and providing proxy materials and associated printing and mailing costs.

If you received a householded mailing this year and would like additional copies of the proxy statement and annual report on Form 10-K mailed to you, please contact Broadridge Financial Solutions, Inc. (“Broadridge”) by telephone at 1-800-579-1639, or by email at sendmaterial@proxyvote.com. Broadridge will promptly deliver any additional copies requested. If you would like to enroll in or withdraw from householding, please contact the Company’s transfer agent, American Stock Transfer & Trust Company (if you hold your shares “of record”), or the bank or broker through which you hold your shares.

Householding is limited to accounts within the same bank or brokerage firm. Therefore, if you have accounts containing our common stock at more than one brokerage firm, you may receive a copy of the proxy statement and annual report on Form 10-K from each firm.

2 | SilverBow Resources, Inc.	2019 Proxy Statement

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of the three nominees for Class III directors identified in this proxy statement, with terms to expire at the 2022 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement;
Proposal 3 —	FOR the approval of the one-time exchange of certain equity awards granted to executives in August 2018;
Proposal 4 —	FOR the approval of the Second Amendment to the 2016 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the 2016 Plan; and
Proposal 5 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2019.

What are my choices when voting?

Proposal 1 — You may cast your vote “for” electing each of the nominees as directors or “withhold” your vote on one or more nominees.

Proposals 2, 3, 4, and 5 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.

How will my shares be voted if I do not specify how they should be voted?

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of the three nominees for Class III directors identified in this proxy statement, with terms to expire at the 2022 annual meeting of shareholders;
Proposal 2 —	FOR the approval of the compensation of SilverBow Resources’ named executive officers as presented in this proxy statement;
Proposal 3 —	FOR the approval of the one-time exchange of certain equity awards granted to executives in August 2018;
Proposal 4 —	FOR the approval of the Second Amendment to the 2016 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the 2016 Plan; and
Proposal 5 —	FOR the ratification of the selection of BDO USA, LLP as SilverBow Resources’ independent auditor for the fiscal year ending December 31, 2019.

What is a quorum?

The holders of a majority of the voting power of the outstanding shares of stock of SilverBow Resources entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Votes withheld and abstentions are deemed as “present” at the Annual Meeting and are counted for quorum purposes.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you submit a vote and wish to change it prior to the Annual Meeting, you may vote again via the internet or by telephone before the date and time that internet and telephone voting is no longer available, as set forth on the proxy card. Only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also change your vote by signing and returning a new proxy card or voting instruction form with a new date, or by attending the Annual Meeting and voting by ballot at the Annual Meeting.

2019 Proxy Statement	SilverBow Resources, Inc. | 3

What vote is required to approve each proposal? How are votes withheld, abstentions and broker non-votes treated?

For Proposal 1, our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the Annual Meeting. Each of the remaining proposals requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote that proposal.

For Proposal 1, the election of directors, votes withheld will have the same effect as not voting. For Proposals 2, 3, 4, and 5, abstentions will have the same effect as a vote against the matter. For all proposals, broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and will have no effect on the outcome of any such proposal for which the broker does not have authority to vote. Brokers who do not receive voting instructions from beneficial owners will only have authority to vote on Proposal 5.

Who pays the cost of this proxy solicitation?

The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid for by SilverBow Resources. SilverBow Resources will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of SilverBow Resources common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.

Is this proxy statement the only way the proxies are being solicited?

In addition to this solicitation by the Board, employees of SilverBow Resources may solicit proxies in person or by mail, delivery service, telephone or facsimile, without additional compensation. The Company has retained Alliance Advisors, LLC (“Alliance Advisors”) to perform proxy watch services which includes monitoring and reporting on voting for the Annual Meeting. The Company has agreed to pay this firm $3,500, plus reasonable out-of-pocket expenses, for such proxy watch services. Pursuant to our agreement with Alliance Advisors, at the Company’s discretion, we may later engage Alliance Advisors to act as a proxy solicitor in conjunction with the Annual Meeting for an additional fee to be determined at that time.

4 | SilverBow Resources, Inc.	2019 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

SilverBow Resources’ governance structure as a whole, including our amended and restated Certificate of Incorporation (“Charter”), amended and restated Bylaws (“Bylaws”), and Nomination Agreement (as defined below), was negotiated and purposefully structured in connection with our reorganization. Such governing documents, effective April 22, 2016, were requested and approved by our majority shareholders, who were former holders of our cancelled senior notes prior to our reorganization, and who remain majority shareholders of the Company as of the date of this proxy statement.

As a piece of our governance framework, on April 22, 2016, we entered into the Director Nomination Agreement (the “Nomination Agreement”) between SilverBow Resources and the “Consenting Noteholders” (as defined in the Nomination Agreement, which includes Strategic Value Partners, LLC (“SVP”) and certain other former holders of our cancelled senior notes (the “Other Noteholders”), who currently represent over a majority of our shares outstanding). Among other rights, the Consenting Noteholders nominate directors to the Board and maintain the right to remove and replace their respective directors at any time. As such, our current Board nomination process and Board members are effectively approved by a majority of shareholders prior to the annual election process. The Nomination Agreement is included by reference in our Charter as necessary to effectuate its terms. For more information on the Nomination Agreement see “Continuing Members of the Board of Directors—Related-Party Transactions.”

Pursuant to our Charter, the Board of Directors of SilverBow Resources (the “Board”) is made up of three classes. Class III directors’ terms expire at this Annual Meeting; Class I directors’ terms expire at the 2020 annual meeting of shareholders; and Class II directors’ terms expire at the 2021 annual meeting of shareholders. At each annual meeting of shareholders, directors elected to succeed those whose term has expired will be elected to three-year terms.

Current Composition of the Board

Directors standing for election at this Annual Meeting:

Class III (For term to expire at the 2022 annual meeting)
David Geenberg
Marcus C. Rowland
Sean C. Woolverton

Set forth below are the names and remaining terms of the other four directors, who are not standing for election at this Annual Meeting:

Class I (Term to expire at the 2020 annual meeting)	Class II (Term to expire at the 2021 annual meeting)
Michael Duginski	Gabriel L. Ellisor
Christoph O. Majeske	Charles W. Wampler

2019 Proxy Statement	SilverBow Resources, Inc. | 5

Election of Directors

Under the Nomination Agreement and SilverBow Resources’ Charter, we have three classes of directors. Messrs. David Geenberg, Marcus C. Rowland and Sean C. Woolverton have been nominated by the Board to stand for election at this Annual Meeting as Class III Directors. SilverBow Resources’ Bylaws, put in place by a majority of the Company’s current shareholders on April 22, 2016, provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present, subject to the then-existing terms of our Nomination Agreement and our Principles for Corporate Governance.

Class III Director Nominees

The biographies of each of the nominees and continuing directors below contain information regarding the person's service as a director of SilverBow Resources, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Nominating and Strategy Committee and the Board in determining that the person should serve as a director for the Company.

David Geenberg, 35, was appointed a director of SilverBow Resources in April 2016. He was designated as a director by SVP pursuant to the Nomination Agreement and is recommended at this Annual Meeting by both our Nominating and Strategy Committee and our Board. Mr. Geenberg is Co-Head of the North American investment team at Strategic Value Partners with a focus on energy, merchant power and infrastructure; he has served in that role since January 2016, after having been an important contributor to the investment team since he joined the firm in 2009. From 2005 to 2009, Mr. Geenberg worked at Goldman, Sachs & Co., most recently in the Infrastructure Investment Group and Principal Investment Area focused on power, utility and infrastructure businesses and, prior to that, in the Natural Resources Group in investment banking. He was appointed as the interim non-executive Co-Chairman of the Board of Directors of Penn Virginia Corporation effective January 19, 2018. Mr. Geenberg also served on the Board of Directors of Chaparral Energy from May 2018 to March 11, 2019. Mr. Geenberg received a BA in Economics from Dartmouth College. Mr. Geenberg brings to the Board energy investment banking expertise and significant capital markets knowledge.

Marcus C. Rowland, 66, was named a director and Chairman of the Board of SilverBow Resources in September 2016. He was appointed as Chairman of the Board by our Nominating and Strategy Committee and is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP. He is recommended at this Annual Meeting by both our Nominating and Strategy Committee and our Board. Mr. Rowland is the Founder and currently Senior Managing Director of IOG Capital, LP where he leads such company’s investment team and has served in the position since 2014. Previously, Mr. Rowland served as the Chief Executive Officer at FTS International, Inc. (formerly Frac Tech International, LLC) from May 2011 through November 2012, and as the President and Chief Financial Officer of Frac Tech Services, LLC and Frac Tech International, LLC from November 2010 to May 2011. Mr. Rowland served as the Chief Financial Officer or equivalent positions of Chesapeake Energy Corporation from 1993, when the company became publicly traded, until October 2010, leaving in the position of Executive Vice President and Chief Financial Officer. Prior to that, Mr. Rowland served as Chief Operating Officer of Anglo-Suisse, LP from 1990 to 1992. Mr. Rowland has served as a director on the boards of a number of public and private companies including Mitcham Industries, Inc. from 2015 to the present, Warren Resources, Inc. from 2012 to 2016 and Chesapeake Midstream Partners from 2010 to 2011. He is an alumnus of Wichita State University. Mr. Rowland is a seasoned oil and gas corporate executive, director, and investment manager with over 40 years of experience in all aspects of upstream and midstream business segments and brings that knowledge along with his expertise in energy mergers, acquisitions, divestitures, public securities transactions, and derivatives facilities to the Board.

Sean C. Woolverton, 49, was appointed Chief Executive Officer and a member of the Board of SilverBow Resources in March 2017. He was appointed to the Board by our Nominating and Strategy Committee in accordance with the terms of the Nomination Agreement, and is recommended at this Annual Meeting by both our Nominating and Strategy Committee and our Board. He was previously the Chief Operating Officer of Samson Resources Company (“Samson”) from January 2016 to February 2017, having joined Samson in November 2013. Samson filed for bankruptcy protection in the Federal Court in the District of Delaware on September 16, 2015, and emerged from bankruptcy on March 1, 2017, shortly after Mr. Woolverton’s resignation. From 2007 to 2013, Mr. Woolverton held a series of positions of increasing responsibility at Chesapeake Energy Corporation, a public independent exploration and development oil and natural gas company, including Vice President of its Southern Appalachia business unit. Prior to joining Chesapeake Energy Corporation, Mr. Woolverton worked for Encana Corporation, a North American oil and natural gas producer, where he oversaw its Fort Worth Basin development and shale exploration teams in North Texas. Earlier in his career, Mr. Woolverton worked for Burlington Resources in multiple engineering and management roles. Mr. Woolverton received his Bachelor of Science degree in Petroleum Engineering from Montana Tech. Mr. Woolverton brings his vast operational leadership and knowledge to SilverBow Resources and the Board.

Subject to the then-existing terms of our Nomination Agreement, SilverBow Resources’ Bylaws provide that a plurality of the votes cast (including votes withheld) by holders of shares entitled to vote is necessary to elect each nominee. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” all director nominees identified in this proxy statement to serve as Class III directors.

The persons named as proxies in these proxy materials, unless otherwise directed by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class III directors. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, the size of the Board may be reduced accordingly, or a new nominee or director may be appointed pursuant to the then-applicable terms of the Nomination Agreement; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

6 | SilverBow Resources, Inc.	2019 Proxy Statement

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

Class I Directors

Michael Duginski, 53, has served as a director of SilverBow Resources since April 2016. He is classified as an “independent director,” as such term is specifically used in the Nomination Agreement, meaning he was not designated by any of the Consenting Noteholders including SVP. Mr. Duginski is the President and CEO of Sentinel Peak Resources, a role he assumed in 2015. Previously, Mr. Duginski was Chief Operating Officer and Executive Vice President of Berry Petroleum from 2007 to 2013, where he led all operations including corporate development, production, reserves, drilling, EH&S and land, including corporate strategic planning, until Berry's sale to Linn Energy. Mr. Duginski has served on the public board of Madagascar Oil Limited from April 2015 to April 2016, and several private boards. Mr. Duginski received his Master of Business Administration from California State University, Bakersfield, and his Bachelor of Science in Mechanical Engineering from the University of Arizona. His qualifications to serve on the Board include his approximately thirty years of experience in the oil and gas industry along with his executive and directorship experience.

Christoph O. Majeske, 40, has served as a director of SilverBow Resources since September 2016. He was designated as a director by SVP pursuant to the Nomination Agreement. Mr. Majeske is a Director of Strategic Value Partners and is a member of the North American investment team with a focus on energy, transportation and industrials. From 2006 to 2015, he was a Vice President and Operating Executive of Cerberus Capital Management (“Cerberus”). At Cerberus, Mr. Majeske executed private equity transactions and held various interim executive roles at portfolio companies, including Chief Financial Officer and Chief Restructuring Officer, in both North America and Europe across a range of industries. From 2000 to 2006, Mr. Majeske was a member of the M&A Advisory team at PricewaterhouseCoopers. He received a Bachelor of Business Administration in Finance, Accounting and Economics with High Distinction from the University of Michigan in 2000. He also serves on the Boards of Genco Shipping & Trading and White Energy. Mr. Majeske brings a wealth of financial and restructuring experience to the Board.

Class II Directors

Gabriel L. Ellisor, 45, was named a director of SilverBow Resources in April 2016. He was designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement. Mr. Ellisor served as Chief Financial Officer of Three Rivers Operating Company II from July 2012 to February 2015 and as Chief Financial Officer for Three Rivers Operating Company I from 2010 to 2012, until such acquisition vehicles were sold. Prior to joining Three Rivers, Mr. Ellisor was a principal at Rivington Capital Advisors from 2008 to 2010. Mr. Ellisor has approximately 20 years of experience in the finance sector of the oil and gas industry, including holding various positions at First Interstate Bank, Wells Fargo, and BNP Paribas. He also serves on the board of Salt Creek Midstream LLC and served on the board of Energy XXI from April 2018 until its merger with Cox Oil in October 2018. Mr. Ellisor earned a B.B.A., with a major in Finance, from Texas Christian University. Mr. Ellisor’s qualifications to serve on the Board include his vast financial and transactional experience.

Charles W. Wampler, 64, has served as a director of SilverBow Resources since April 2016. He was also designated as a director by the Consenting Noteholders (excluding SVP) pursuant to the Nomination Agreement. Mr. Wampler is the Chairman, CEO and President of Resource Rock Exploration II LLC, a role he assumed in June 2017. Previously, Mr. Wampler served as Chief Operating Officer of Aspect Holdings, President of Aspect Energy and General Exploration Partners (“GEP”) and Board Member for GEP from 2007 to 2012. Mr. Wampler directed the day-to-day management of Aspect’s domestic operations in the US Gulf Coast and international operations in Hungary and Kurdistan, Iraq. Before joining Aspect, Mr. Wampler was Chief Operating Officer and a Board member of Lewis Energy Group from 2004 to 2007. Prior to joining Lewis Energy, Mr. Wampler was Division Operations Manager and Drilling Manager of EOG Resources from 1984 to 2004, and prior to joining EOG, he held several engineering positions. Mr. Wampler served on the Board of Directors of Energy XXI from December 2016 until its merger with Cox Oil in October 2018. Mr. Wampler earned his BS in Petroleum Engineering from University of Louisiana at Lafayette. Mr. Wampler is qualified to serve on the Board due to his decades of operational experience in various facets of the oil and gas industry.

Class III Directors

The biographies for the Class III director nominees are set forth above under “Proposal 1—Election of Directors.”

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Affirmative Determinations Regarding Independent Directors and Financial Experts

The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): Michael Duginski, Gabriel L. Ellisor, David Geenberg, Christoph O. Majeske, Marcus C. Rowland and Charles W. Wampler. In reaching this determination, the Board has affirmatively determined that each of these directors has no material relationship with the Company as contemplated under Section 303A.02. The Board has determined that each of these same directors is independent for the purposes of Nominating and Strategy Committee service, although each does not currently serve on the Nominating and Strategy Committee. The Board also has determined that these same directors are each “independent” under the heightened standards set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Compensation Committee service, although these directors do not all serve on the Compensation Committee. These independent directors represent a majority of the Company’s Board of Directors. Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company.

The Board has also determined that each of the following directors is “independent” under the heightened standard set forth in Section 303A of the Listed Company Manual of the NYSE for the purposes of Audit Committee service (including, by reference, the standards set forth under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)): Michael Duginski, Gabriel L. Ellisor, Marcus C. Rowland, and Charles W. Wampler. Although these directors do not all serve on the Audit Committee, four of our seven directors are independent for Audit Committee purposes at this Annual Meeting. Mr. Woolverton is not an independent director because he also serves as Chief Executive Officer of the Company, and Messrs. Geenberg and Majeske are not independent directors for Audit Committee purposes because they are employees of SVP, a substantial shareholder of SilverBow Resources at the time of this Annual Meeting.

As discussed above, the Board has determined that each member of the Audit, Compensation and Nominating and Strategy committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Mr. Gabriel L. Ellisor, Audit Committee Chair, and Mr. Michael Duginski, also a member of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and “audit committee financial expert” determinations.

Meetings and Committees of the Board

The following standing committees have been established by the Board: Audit, Compensation and Nomination and Strategy. Descriptions of the membership and functions of these committees are set forth below.

The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2018:

	Board of Directors	Audit	Compensation	Nominating and Strategy

Number of meetings held	7	5	3	4
Number of actions by consent	2	0	2	0

Marcus C. Rowland	C			M
Michael Duginski	M	M		C
Gabriel L. Ellisor	M	C	M
David Geenberg	M			M
Christoph O. Majeske	M		C
Charles W. Wampler	M	M	M
Sean C. Woolverton	M

C	= Chair
M	= Member

8 | SilverBow Resources, Inc.	2019 Proxy Statement

During 2018, each director, with the exception of Mr. Rowland, attended at least 75% of the aggregate of (i) the total number of meetings of the Board plus (ii) the total number of meetings of all committees of the Board on which he served. Mr. Rowland attended approximately 73% (i.e., 8 of 11) of the above-referenced meetings due in part to delays in travel; notwithstanding, throughout the year, he attended meetings for committees on which he did not serve along with the Company’s 2018 annual meeting of shareholders.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) SilverBow Resources’ compliance with legal and regulatory requirements; (iii) the selection, qualifications and independence of the independent auditor; and (iv) the performance of SilverBow Resources’ internal audit function and independent auditor. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be “independent” under the rules promulgated by the SEC under the Exchange Act and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, as may be amended. In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Messrs. Ellisor and Duginski qualify as “audit committee financial experts” and that each member of the Audit Committee is independent as defined in the NYSE listing standards and the Exchange Act rules, and each meets the financial literacy and experience requirements established by the NYSE. A report of the Audit Committee appears later in this proxy statement. Messrs. Ellisor (Committee Chair), Duginski and Wampler are members of our Audit Committee.

Compensation Committee

The Compensation Committee holds the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the Company and its primary operating subsidiary, SilverBow Resources Operating, LLC, and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of SilverBow Resources, competitive practices and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee evaluates and approves any amendment, some of which may require shareholder approval, to the Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee may delegate its authority to subcommittees constituted of a member or members of the Compensation Committee, but generally does not delegate authority to members of management to oversee executive compensation matters or compensation plan matters, including both equity-related and cash incentive compensation plans. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under applicable Exchange Act rules and NYSE listing standards. The Board has determined that all Compensation Committee members qualify as non-employee directors under applicable Exchange Act rules and NYSE listing standards. The report of the Compensation Committee is included as part of “Compensation Discussion and Analysis” of this proxy statement. Messrs. Majeske (Committee Chair), Ellisor and Wampler are members of our Compensation Committee.

Frederic W. Cook & Co., Inc. (“FW Cook”) has been engaged by the Compensation Committee since October 31, 2017, to serve as its independent compensation consultant. FW Cook reports directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs. To the best of the Company’s knowledge, there are no conflicts between FW Cook and any member of the Board.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee consisted of Messrs. Majeske, Ellisor and Wampler, all of whom are independent directors for Compensation Committee standards. To the Company’s knowledge, there are no compensation committee interlocks involving members of the Compensation Committee or other directors of the Company.

Nominating and Strategy Committee

The Nominating and Strategy Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. Subject to the Nomination Agreement, this committee may consider nominees recommended by shareholders upon written request by a shareholder. The Nominating and Strategy Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to SilverBow Resources. The committee also assists management of the Company in identifying, screening and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. The Nominating and Strategy Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the Exchange Act rules. Messrs. Duginski (Committee Chair), Geenberg and Rowland are members of the Nominating and Strategy Committee and, as determined by the Board, all are independent as defined in the NYSE listing standards and rules of the SEC.

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Board Leadership Structure; Meetings of Independent Directors; Role in Risk Oversight

While our Principles for Corporate Governance do not require that our Independent Chairman of the Board and Chief Executive Officer positions be separate, under the present terms of the Nomination Agreement, the Independent Chairman position and the Chief Executive Officer position are separated. Mr. Rowland was appointed as the Independent Chairman when he joined the Board in September 2016 and Mr. Woolverton was named Chief Executive Officer in March 2017.

The Board believes that this leadership structure is appropriate at this time as it allows our Chief Executive Officer to manage and lead the day-to-day business while allowing the Independent Chairman to provide independent leadership to the Board. At each executive session of the independent directors, Mr. Rowland as the Independent Chairman of the Board presides.

Along with our separation of the Chairman of the Board and Chief Executive Officer roles, we also have other checks and balances for our Board structure:

•	our Audit, Compensation and Nominating and Strategy committees are all completely independent, as required;

•	six of our seven Board members are independent for Compensation and Nominating and Strategy committee standards;

•	four of our seven Board members are independent for Audit Committee standards;

•	our independent Nominating and Strategy Committee (in conjunction with the Nomination Agreement in effect) has responsibility for Board and management succession planning and related recommendations to the full Board;

•	led by the Nominating and Strategy Committee, a Board assessment is conducted annually, assessing the entire Board (not just the current class of nominees) and its committees;

•	following most meetings of the Board, the Independent Chairman presides over an executive session of the independent directors of the Board; and

•	as provided in “Communications with the Board of Directors” in this proxy statement, any shareholder may communicate with the Board of Directors or non-management independent directors, as appropriate.

The full Board is responsible for general oversight of enterprise risk concerns inherent in our business. At each Board meeting, the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business. Senior technical management frequently makes presentations to the Board about current and planned exploration and development activities that may subject us to operational and financial risks. In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting, with our internal auditor and independent accountant at least annually. The Audit Committee is also responsible for oversight of the Company’s cyber risk management. Periodic cyber risk updates are provided by Company management to the full Board and Audit Committee, and such committee annually reviews the effectiveness of such controls. Through the Company’s independent committees, SilverBow Resources has established processes for the effective oversight of critical issues, such as integrity of our financial statements by our Audit Committee, executive compensation by our Compensation Committee, and corporate governance, including the selection of directors and director nominees, by our Nominating and Strategy Committee.

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Compensation of Directors

In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees. In consultation with an independent compensation consultant, the Compensation Committee recommends annual retainer and meeting fees for non-employee directors and fees for service on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board for approval. Directors who are also employees of the Company or our significant shareholder, SVP, receive no additional compensation for service as directors.

As an inducement to serve on the Board, each non-employee director (other than Messrs. Geenberg and Majeske, who are employed and designated to serve as directors by SVP) who joined the Board in 2016 was granted a one-time, long-term, inducement equity award, which was subject to a multi-year vesting period (rather than the typical one-year vesting period for annual director awards granted by our peers). Since the inducement awards described in the preceding sentence were still outstanding and subject to vesting in 2018, no equity awards were granted to our non-employee directors in 2018. Further, given the fact that such inducement awards were all fully vested as of March 22, 2019, the Compensation Committee expects to revert to a more routine, annual equity award program that is in line with our peers for our non-employee directors beginning in 2019.

The following table shows the annual cash compensation payable to our non-employee directors. The Compensation Committee has not approved an annual cash retainer for service as Chairman of the Board at this time. Hence, Mr. Rowland did not earn or receive any cash compensation for his service as a non-employee director during 2018.

Annual Board Retainer	$70,000	(1)
Committee Chair Premiums:
Audit Committee Chair	$20,000	(2)
Compensation Committee Chair	$—	(3)
Nominating and Strategy Committee Chair	$5,000	(4)

_____________________

(1)

Annual cash compensation for all non-employee directors other than the Chairman of the Board or an SVP Designated Director. Directors who are employees of our significant shareholder, SVP, have elected to receive no additional compensation (neither cash nor equity) for their service as directors.

(2)	Annual fee for serving as Audit Committee Chair.
(3)	Annual fee for serving as Compensation Committee Chair. As the Compensation Committee Chair is an SVP employee, no compensation has been tied to such position.
(4)	Annual fee for serving as Nominating and Strategy Committee Chair.

The below table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(h)

Michael Duginski	$75,000	$—	$—	$75,000
Gabriel L. Ellisor	$90,000	$—	$—	$90,000
David Geenberg(2)	$—	$—	$—	$—
Christoph O. Majeske(2)	$—	$—	$—	$—
Marcus C. Rowland	$—	$—	$—	$—
Charles W. Wampler	$70,000	$—	$—	$70,000

__________________

(1)

None of the non-employee directors received an equity award in 2018 for service on the Board. As of December 31, 2018, our non-employee directors held the following number of unvested RSUs subject to outstanding awards that were granted prior to 2018: Messrs. Duginski, Ellisor and Wampler - 7,244 each; and Mr. Rowland - 24,936. As of December 31, 2018, our non-employee directors held the following number of unexercised (vested and unvested) stock options subject to outstanding awards that were granted prior to 2018: Messrs. Duginski, Ellisor and Wampler - 12,347 each; and Mr. Rowland - 64,263.

(2)	Directors who are employees of our significant shareholder, SVP, and have been designated by SVP to serve as directors, have elected to receive no compensation for their service as directors.

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Nominations for Directors

Identifying Candidates

Subject to the then-applicable terms of the Nomination Agreement, the Nominating and Strategy Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee will also consider director candidates recommended by the shareholders in accordance with the Company’s Bylaws. For information on how to recommend a director candidate, refer to “Shareholder Proposals” in this proxy statement.

Qualifications

The Board codified standards for directors in SilverBow Resources' Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent, perspective, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company's operations and interests. The Principles for Corporate Governance also provide that at all times a majority of the Board must be "independent directors" as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. The Nominating and Strategy Committee has not established in any governing document a specific minimum or maximum age, education, years of business experience or specific types of skills for potential director candidates; but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

The Company’s Principles for Corporate Governance require that each director:

•	understand SilverBow Resources’ business and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;

•	review the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•	monitor and keep abreast of general economic, business and management news and trends, as well as developments in SilverBow Resources’ competitive environment and SilverBow Resources’ performance with respect to that environment;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;

•	be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and

•	be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.

We have not adopted a specific written policy with respect to diversity; however, the Nominating and Strategy Committee considers principles of diversity as a factor in evaluating nominees to recommend for service on our Board. As part of the Board’s succession planning and annual self-assessment process and in accordance with the terms of the then-applicable Nomination Agreement, the Board reviews the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company for both the short and long term. The Board’s succession planning requires the Nominating and Strategy Committee and the Board to consider the skill areas currently represented on the Board, and specifically those represented by directors expected to retire or leave the Board in the near future. Those skill sets are assessed against the target skill areas established annually by the Board and the recommendations of directors regarding skills that could potentially improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include experience in the Company's industry, financial or technological expertise, experience in situations comparable to the Company's, leadership experience and relevant geographical experience. The effectiveness of the Board's diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment.

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Nomination of Candidates

In determining whether to nominate a candidate, either from an internally generated, shareholder recommendation or an appointment under the terms of the then-existing Nominating Agreement, the Nominating and Strategy Committee will consider the composition and capabilities of existing Board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Nominating and Strategy Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

Corporate Governance

Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that officers, directors, employees and certain consultants of the Company are required to submit annual disclosure statements regarding their compliance with the Company’s Conflict of Interest Policy. A management representation letter is provided to the Nominating and Strategy Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Nominating and Strategy Committee then directs management on what additional action, if any, the committee determines is necessary with regard to any potential or actual conflict of interest or related-party transaction.

The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement. Each required individual is asked to reaffirm and reacknowledge that they have reviewed and refreshed their knowledge of the Code of Ethics and Business Conduct and will comply with all provisions therein. Each individual also reaffirms their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct. In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy. A copy of the Insider Trading Policy is also redistributed in connection with this requirement.

Each of the Audit, Compensation and Nominating and Strategy Committees has a committee charter. Each such charter is reviewed annually by the applicable committee, and all of the charters are reviewed by the Nominating and Strategy Committee. The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees and directors, and to certain consultants, and are posted on the Company’s website at www.sbow.com. In addition, the Code of Ethics for Senior Financial Officers and Principal Executive Officer, as adopted by the Board, is posted on SilverBow Resources’ website, where the Company also intends to post any waivers from or amendments to this code within four business days following any such waiver or amendment.

Related-Party Transactions

Other than the Company’s Conflict of Interest Policy, the Company has not adopted a formal related-party transaction policy. As a matter of corporate governance policy and practice, all related-party transactions are presented to and considered by the Nominating and Strategy Committee of the Company’s Board of Directors. See the discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and certain consultants.

Director Nomination Agreement

Following the expiration of the initial terms of the Board after the effective date of the Nomination Agreement (April 22, 2016), our Charter and the Nomination Agreement require that the Company and the Consenting Noteholders shall take all necessary actions to cause the Board to consist of seven members as follows:

(i)	the Chief Executive Officer of SilverBow Resources, which shall be a Class III director;

(ii)	two nominees designated by SVP (each an “SVP Designated Director”), which shall be one Class I director and one Class III director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

2019 Proxy Statement	SilverBow Resources, Inc. | 13

(iii)	two nominees designated by the Consenting Noteholders as a group (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II directors; provided, that (A) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) except as set forth in item (iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;

(iv)	for the purposes of calculating the equity percentage in clauses (A) and (B) of item (iii) above, with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15%, but shall contribute to the equity percentage described in (iii) above only up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (A) and (B) of item (iii) above. For the purposes of item (iii) above, the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the equity percentage ownership threshold in clause (B) of item (iii) above is satisfied; and

(v)	one independent director (as such term is used solely for purposes of the Nomination Agreement) and one additional director (which will be the Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be designated a Class I director and a Class III director, respectively.

So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Company.

In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board. If the Consenting Noteholders lose the right to remove and replace any directors pursuant to the then-existing terms of the Nomination Agreement, the Consenting Noteholders will lose the right to remove and replace such directors.

The Nomination Agreement will terminate upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8%, or (b) the delivery of written notice to SilverBow Resources by all of the Consenting Noteholders, requesting the termination of the Agreement. Further, at such time as any particular Consenting Noteholder ceases to beneficially own any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.

The foregoing summary of the Nomination Agreement is qualified in its entirety by reference to the full text of the Nomination Agreement, which is included as Exhibit 4.7 to our Registration Statement on Form S-8 (File No. 333-210936), filed on April 27, 2016.

Emergence Registration Rights Agreement

We also entered into a registration rights agreement effective April 22, 2016 (the “Registration Rights Agreement”) with parties who received shares of common stock upon the effective date of the Registration Rights Agreement (the “Holders”) representing 5% or more of the common stock outstanding on that date. The Registration Rights Agreement provides resale registration rights for the Holders’ Registrable Securities (as defined in the Registration Rights Agreement).

14 | SilverBow Resources, Inc.	2019 Proxy Statement

Pursuant to the Registration Rights Agreement, Holders have customary demand, underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their demand registration rights, Holders owning at least 5% of the outstanding shares of common stock may request us to register all or a portion of their Registrable Securities, including on a delayed or continuous basis under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Each Holder is entitled to two demand registrations. Generally, we are required to provide notice of the demand request within five business days following the receipt of the demand notice to all additional Holders, who may, in certain circumstances, participate in the registration. Under their underwritten offering registration rights, Holders also have the right to demand us to effectuate the distribution of any or all of its Registrable Securities by means of an underwritten offering pursuant to an effective registration statement. Each Holder is entitled to two underwritten offering requests. We are not obligated to effect a demand notice or an underwritten demand notice within 180 days of closing either a demand registration or an underwritten offering. We are required to maintain the effectiveness of any such registration statement until the earlier of 180 days (or two years if a “shelf registration” is requested) after the effective date of the Registration Rights Agreement and the consummation of the distribution by the participating Holders. Under their piggyback registration rights, if at any time we propose to register an offering of common stock for our own account, we must give at least five business days’ notice to all Holders of Registrable Securities to allow them to include a specified number of their shares in the registration statement.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions, as well as customary restrictions such as blackout periods and, if an underwritten offering is contemplated, limitations on the number of shares to be included in the underwritten offering that may be imposed by the managing underwriter.

The obligations to register shares under the Registration Rights Agreement will terminate with respect to us and each Holder on the first date upon which the Holder no longer beneficially owns any Registrable Securities.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.1 to the our Current Report on Form 8-K (File No. 001-08754) filed on April 28, 2016.

PIPE Registration Rights Agreement

On January 20, 2017, we entered into a Share Purchase Agreement (the “Purchase Agreement”) with each of the purchasers listed on Schedule A thereto, including an affiliate of SVP (the “Purchasers”), pursuant to which the Purchasers agreed to purchase 1,403,508 shares of our common stock, at a price of $28.50 per share (the “Private Placement”). The Private Placement closed on January 26, 2017 (the “Closing Date”).

In connection with the closing of the Private Placement, we and the Purchasers entered into a registration rights agreement, dated January 26, 2017 (the “PIPE Registration Rights Agreement”). Under the PIPE Registration Rights Agreement, we agreed to (i) use our reasonable best efforts to file a registration statement on Form S-3 (or any equivalent successor form) with the Securities and Exchange Commission (the “Commission”) no later than 90 days following the Closing Date (such filing date, the “Mandatory Shelf Filing Date”) to register the offer and resale, on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, of the shares sold in the Private Placement to the Purchasers; (ii) use our commercially reasonable efforts to cause such resale registration statement to be declared effective under the Securities Act by the Commission as soon as reasonably practicable after the Mandatory Shelf Filing Date, but in any event no later than the earlier of (A) if the registration statement is subject to review by the Commission, 150 days following the Closing Date, and (B) if the registration statement is not subject to review by the Commission, five days following the date of receipt of such notice from the Commission (such earlier date, the “Effectiveness Deadline”); and (iii) use our commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (A) the date when all of the shares covered by such registration statement have been sold, and (B) the date on which all of the shares sold to the Purchasers pursuant to the Purchase Agreement cease to be covered under the PIPE Registration Rights Agreement pursuant to the terms set forth therein, including, with respect to shares held by non-affiliates of the Company, the date which such shares become eligible for resale without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act (such period, the “Effectiveness Period”).

We also agreed to pay certain fees to each Purchaser if we fail to meet certain of our obligations under the PIPE Registration Rights Agreement, including our obligation to file the resale registration statement by the Mandatory Shelf Filing Date and our obligation to cause such resale registration statement to be declared effective by the Effectiveness Deadline.

The foregoing summary of the PIPE Registration Rights Agreement is qualified in its entirety by reference to the full text of the PIPE Registration Rights Agreement, which is included as Exhibit 10.1 to the our Current Report on Form 8-K (File No. 001-08754) filed on February 1, 2017.

2019 Proxy Statement	SilverBow Resources, Inc. | 15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding common stock as of March 1, 2019:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class

Strategic Value Partners, LLC 100 West Putnam Avenue Greenwich, CT 06830	4,476,462	(1)	38.2%
DW Partners LP and DW Investment Partners, LLC 590 Madison Avenue, 13th Floor New York, NY 10022	1,820,053	(2)	15.5%
UBS Group AG Bahnhofstrassse 45 P.O. Box CH-8098 Switzerland	1,012,542	(3)	8.6%
BOF Holdings IV, LLC 1450 Brickell Avenue 31st Floor Miami, FL 33131	840,147	(4)	7.2%
Pentwater Capital Management, LP 614 Davis Street Evanston, IL 60201	639,750	(5)	5.5%

______________

(1)

Based on a Schedule 13D/A dated January 22, 2017, and filed January 24, 2017, and a Form 4/A filed July 13, 2017, 4,476,462 shares are beneficially owned by Strategic Value Partners, LLC (i) as the investment manager of Strategic Value Master Fund, Ltd., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, (ii) as the managing member of SVP Special Situations III LLC, which is the investment manager of Strategic Value Special Situations Master Fund III, L.P., which has an ownership interest in SVMF 70, LLC, which has an ownership interest in SVMF 71, LLC, and (iii) as the managing member of SVP Special Situations III-A LLC, which is the investment manager of Strategic Value Opportunities Fund, L.P., which has an ownership interest in SVMF 71, LLC. SVMF 71, LLC reported that it directly owns 3,655,319 shares and directly holds 805,000 shares of the Company acquired pursuant to the Share Purchase Agreement among the Company and Purchasers effective January 20, 2017. Mr. Victor Khosla is the sole member of Midwood Holdings, LLC, which is the managing member of Strategic Value Partners, LLC and is also the indirect majority owner and control person of Strategic Value Partners, LLC. Strategic Value Partners, LLC is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

(2)

Based on a Schedule 13G/A dated December 31, 2018, and filed February 14, 2019, jointly filed in accordance with SEC Rule 13d-1(b) by both DW Partners, LP and DW Investment Partners, LLC (together the “DW Group”), the DW Group holds shared voting and dispositive power with respect to all shares reported. DW Group is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

(3)

Based on a Schedule 13G dated December 31, 2018, and filed February 15, 2019, jointly filed in accordance with SEC Rule 13d-1(b) by UBS Group AG directly and on behalf of its wholly-owned subsidiaries: UBS AG London Branch, UBS Securities LLC, UBS Financial Services, Inc, and UBS Switzerland AG (collectively “UBS”), UBS holds shared voting and dispositive power with respect to all shares reported.

(4)

Based on a Schedule 13G/A dated December 31, 2018, and filed February 8, 2019, jointly filed in accordance with SEC Rule 13d-1(b) by BOF Holdings IV, LLC, H.I.G. Bayside Loan Opportunity Fund IV, L.P., H.I.G. Bayside Loan Advisors IV, LLC, H.I.G.-GPII, Inc., Sami W. Mnaymneh and Anthony A. Tamer (together, the “BOF Group”), the BOF Group holds shared voting and dispositive power with respect to all shares reported. BOF Group is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

(5)

Based on a Schedule 13G/A dated December 31, 2018, and filed February 14, 2019, filed in accordance with SEC Rule 13d-1(b), Pentwater Capital Management, LP holds sole voting and dispositive power with respect to all shares reported. The shares reported include warrants to purchase 1,698 shares of the common stock of the Company. Pentwater Capital Management, LP is a Consenting Noteholder under the Director Nomination Agreement as discussed above under “Continuing Members of the Board of Directors—Related-Party Transactions—Director Nomination Agreement.”

16 | SilverBow Resources, Inc.	2019 Proxy Statement

Security Ownership of Management

The following table sets forth information concerning the common stock shareholdings of the members of the Board, the Named Executive Officers as defined later in this proxy statement, and all executive officers and directors as a group, as of March 1, 2019. The address of the individuals below, unless otherwise indicated, is 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)	Percent of Class

Marcus C. Rowland	Chairman of the Board	68,714	—	(2)
Michael Duginski	Director	32,120	—	(2)
Gabriel L. Ellisor	Director	32,120	—	(2)
David Geenberg(3)	Director	—	—	(2)
Christoph O. Majeske(3)	Director	—	—	(2)
Charles W. Wampler	Director	32,120	—	(2)
Sean C. Woolverton	Chief Executive Officer and Director	14,210	—	(2)
G. Gleeson Van Riet	Executive Vice President and Chief Financial Officer	9,679	—	(2)
Steven W. Adam	Executive Vice President and Chief Operating Officer	7,885	—	(2)
Christopher M. Abundis	Senior Vice President, General Counsel and Secretary	42,888	—	(2)
All executive officers and directors as a group (10 persons)		239,736	2.0%

_________________

(1)

Unless otherwise indicated below, the persons named have sole voting and investment power or joint voting and investment power with their respective spouses over the number of shares of the common stock of the Company shown as being beneficially owned by them. None of the shares beneficially owned by our executive officers and directors are pledged as a security, with the exception of 12,529 shares owned by Mr. Ellisor in a margin account. The amounts include shares acquirable within 60 days of March 1, 2019, by vesting of RSUs or exercise of stock options under SilverBow Resources' equity plans. The following were entitled to receive shares from RSU awards and through the exercise of stock options within 60 days of March 1, 2019: Mr. Duginski - 7,244 RSUs, 12,347 stock options; Mr. Ellisor - 7,244 RSUs, 12,347 stock options; Mr. Wampler - 7,244 RSUs, 12,347 stock options; and Mr. Abundis - 3,783 RSUs, 22,886 stock options.

(2)	Less than one percent.
(3)

Each of these directors is a member of the Board, as an SVP Designated Director under the Nomination Agreement. As employees of SVP, each (i) disclaims beneficial ownership of the shares owned by SVP and its affiliates, and (ii) has elected not to receive equity awards granted to other non-employee directors.

2019 Proxy Statement	SilverBow Resources, Inc. | 17

EXECUTIVE OFFICERS

In general, the Board appoints the executive officers of the Company annually. Information regarding Sean C. Woolverton, Chief Executive Officer and Director, is set forth previously in this proxy statement under “Proposal 1 – Election of Directors.” Shown below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

Christopher M. Abundis, 41, was appointed Senior Vice President, General Counsel and Secretary of SilverBow Resources on March 20, 2017, and leads the Company’s legal and administration efforts including Legal, Human Resources, Corporate Services and Records. From April 2016 to March 2017, Mr. Abundis was Vice President, General Counsel and Secretary for the Company. He has served the Board of Directors as Secretary of the Company since August 2012. From February 2007 to August 2012, Mr. Abundis served as Assistant Secretary of the Company and has provided legal consultation in corporate governance, securities law and other corporate related matters in progressive positions of responsibility including Senior Counsel, Counsel and Associate Counsel. He was an officer of SilverBow Resources when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Mr. Abundis received a Bachelor of Business Administration and Master of Science in Accounting from Texas A&M University and a Juris Doctor from South Texas College of Law.

Steven W. Adam, 64, was appointed Executive Vice President and Chief Operating Officer of SilverBow Resources on November 6, 2017. Mr. Adam leads the Company’s operations and asset management efforts, including Reserve Reporting, Land Management, Supply Chain, Regulatory and Health Safety & Environmental functions. He was previously the Senior Vice President of Operations of Sanchez Oil and Gas, where he held a series of positions of increasing responsibility from May 2013 until July 2017, including Vice President of Operations—Eagle Ford. Mr. Adam has over 40 years of upstream exploration and production and petroleum services experience with both major and independent companies. He brings to the Company his unconventional resource management experiences with Sanchez Oil and Gas and Occidental Petroleum. Mr. Adam received a Bachelor of Science degree in Chemical Engineering from Montana State University, Master of Business Administration from Pepperdine University and Advanced Management Certificate from the University of California – Berkley.

G. Gleeson Van Riet, 50, was appointed Executive Vice President and Chief Financial Officer of SilverBow Resources on March 20, 2017. He serves as the Company’s principal financial officer under SEC guidelines. Mr. Van Riet was previously the Chief Financial Officer of Sanchez Energy Corporation, where he held a series of positions of increasing responsibility from April 2013 to March 2016. From 2012 until 2013, Mr. Van Riet worked at Excetus Partners, a consulting firm advising private equity firms investing in the energy industry. Prior to that, he was an investment banker with Credit Suisse and also previously worked for Donaldson, Lufkin & Jenrette. Mr. Van Riet has over 20 years of finance experience. He earned a dual Bachelor of Arts and Bachelor of Science from the University of Pennsylvania and a Master of Business Administration from the Harvard Business School.

18 | SilverBow Resources, Inc.	2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Executive Summary

In this proxy statement, our Named Executive Officers (“NEOs”) for fiscal year 2018 are:

•	Sean C. Woolverton, Chief Executive Officer and Director (“CEO”);

•	G. Gleeson Van Riet, Executive Vice President and Chief Financial Officer (“EVP & CFO”);

•	Steven W. Adam, Executive Vice President and Chief Operating Officer (“EVP & COO”); and

•	Christopher M. Abundis, Senior Vice President, General Counsel and Secretary (“SVP, GC & SEC”).

Our 2018 executive compensation program was designed to align our executives’ financial interests with those of our shareholders. The largest portion of our executives’ compensation is at-risk incentive compensation, which is directly correlated to the achievement of specific key performance indicators (“KPIs”) that over time will create value for SilverBow Resources shareholders.

We actively listen to our stakeholders and the investment community to ensure that the components and metrics in our incentive programs are aligned with the long-term interests of our shareholders. We have considered the sizable shareholder support of our executive compensation program for the prior two years, with over 95% and 98% of shareholders voting approving our compensation programs for the 2017 and 2016 fiscal years, respectively. In the short-term, we set annual KPIs each year that incentivize our executives to focus on our business and operational plans and allow SilverBow Resources to make meaningful progress towards those goals. Our 2018 objectives are set out below as well as highlights on our achievements in meeting these objectives that, as discussed later, led to an annual cash bonus payout for our NEOs of 103.75% of their target.

	2018 Objectives		Highlights

EBITDA/ Production Growth	•	Accelerate growth through expanded capital program	☑	Added 2nd drilling rig, production growth of 42% from 2Q18 to 4Q18
	•	Achieve Adjusted EBITDA margin > 65%	☑	FY18 Adjusted EBITDA margin of 65%
	•	Demonstrate strong Adjusted EBITDA growth in 2H18 and into 2019	☑	FY18 Adjusted EBITDA of $168.4 million, 38% increase year over year

Cost Control	•	Target lease operating expense (“LOE”) of < $0.25/Mcfe	☑	4Q18 LOE of $0.23/Mcfe
	•	Target all-in cash operating expense of <$1.10/Mcfe(1)	☑	4Q18 all-in cash operating expense of $0.92/Mcfe(1)
	•	Target breakeven < $2.25/Mcfe in Eagle Ford gas play	☑	Drilling program achieving $1.75 - $2.25/Mcfe in 2018

Resource Delineation	•	Optimize Upper Eagle Ford development in Webb County	☑	12 Upper Eagle Ford wells drilled as of February 28, 2019, with average of the last six in-line with Webb County type curve
	•	Delineate 60,000 gross acre position in Southern Eagle Ford gas window	☑	18 wells drilled as of February 28, 2019; actively testing landing targets and stimulation designs

Balance Sheet Discipline	•	Optimize asset porfolio through divestitures on non-core assets	☑	Reduced well count 56% with AWP Olmos sale, a non-core asset
	•	Maintain strong liquidity position	☑	Borrowing base increased in fall 2018 to $410 million, providing ample liquidity

(1)	All-in operating expenses comprised of lease operating expenses, cash general and administrative expenses, transportation and processing expenses, and production taxes

2019 Proxy Statement	SilverBow Resources, Inc. | 19

Overview of Compensation Program

Compensation Philosophy and Elements

In 2017, with the assistance of FW Cook, our Compensation Committee laid the groundwork for a return to a more formal executive compensation program at SilverBow Resources following transitional and transformational years. In 2018, with the assistance of FW Cook, our Compensation Committee sought to incorporate an additional element of performance into our executive compensation program, while also building an overall executive compensation program focused on:

Compensation Foundational Objectives		How We Accomplish These Objectives

Attract and retain top industry talent	•	Benchmark compensation against industry competitors for executive talent

	•	Provide a competitive compensation package that generally targets the market median for total direct compensation

	•	Grant long-term incentives that vest over multiple years

Emphasize pay for performance	•	The majority of executive compensation is delivered in the form of variable, at-risk compensation

	•	Payouts under our annual incentive cash bonus program are based on a formulaic scorecard with pre-established bonus metrics

	•	50% of our ongoing long-term incentive program is delivered in the form of performance-based long-term incentives

Align executive compensation with creation of shareholder value	•	The largest portion of executive compensation is delivered in the form of equity

•

Payouts under our performance stock units (and a portion of the annual cash bonus program) are based on the Company’s total shareholder return performance relative to peers; in the event of negative total shareholder return, payouts under the performance stock units (and a portion of the annual cash program) are capped at target

	•	The metrics under our annual incentive cash bonus program align with our key business objectives, which we believe will lead to the creation of shareholder value

20 | SilverBow Resources, Inc.	2019 Proxy Statement

In setting up the SilverBow Resources program for 2018, with the assistance of FW Cook, the Compensation Committee designed a compensation program around the compensation elements described in the table below. Because we are a growth-stage company, long-term equity incentives have been emphasized to attract and retain our executive officers, including performance awards with cliff vesting schedules and time-based stock options that will only have value if the stock price appreciates over the grant date exercise price.

Component	Type of Payment/Benefit		Purpose
Base Salary	•	Fixed cash payment to NEO, generally eligible for annual increase	•	Attract and retain talent
			•	Designed to be competitive with those of comparable companies

Annual Incentive Cash Bonus	•	Annual cash payments based on performance	•	Pay for performance tied to success in achieving KPIs
			•	Reward for executing 2018 objectives

Long-term Equity Incentives	•	Time-based restricted stock units (“RSUs”) and time-based stock options	•	Represent the largest portion of an NEO’s compensation
	•	Performance share units (“PSUs”)	•	Create strong linkage between executives’ and shareholders’ long-term interest
			•	Serves as a strong attraction and retention mechanism

Compensation Governance

The Compensation Committee is focused on creating a best in class executive compensation program. In order to accomplish this, we incorporate the compensation practices and avoid the compensation pitfalls outlined below.

What We Do		What We Don’t Do
☑	Pay for performance – the majority of pay is at risk and based on Company performance	☒	Provide excise tax gross-ups to executives

☑	Balance short-term and long-term performance in our compensation	☒	Allow backdating or repricing of stock options

☑	Use an independent compensation consultant	☒	Allow “single trigger” cash payments upon a change-in-control

☑	Maintain stock ownership requirements	☒	Provide excessive perquisites

☑	Conduct an annual say-on-pay vote	☒	Allow for hedging of Company stock

2018 NEO Compensation

Elements making up the compensation package for our NEOs in 2018 are further detailed below along with the reasoning and basis for the approved compensation decisions. The actual amounts earned or granted in 2018 are reflected in “Summary Compensation Table” of this proxy statement.

2019 Proxy Statement	SilverBow Resources, Inc. | 21

2018 Base Salary

Each of our NEOs received a base level of income, which is set based on an individual’s responsibility, performance and career experience along with the current market conditions. FW Cook provided our Compensation Committee with market data on the base salaries of NEOs at reasonably comparable peers and the level of base compensation required to retain our NEOs and their leadership and expertise at the Company in a competitive industry and location for such talent. In the aggregate, our NEOs’ base salaries were set between the 25th percentile and the median of market data for 2018. The following are the base salaries in 2017 and the base salary increases in 2018, due to market and cost of living adjustments:

Named Executive Officer	2017 Base Salary	2018 Base Salary	% Change
Sean Woolverton, CEO	$550,000	$570,000	4%
Gleeson Van Riet, EVP & CFO	$370,000	$390,000	5%
Steve Adam, EVP & COO*	$390,000	$390,000	0%
Chris Abundis, SVP, GC & SEC	$315,000	$335,000	6%

_______________

*	Mr. Adam’s base salary as our Executive Vice President and Chief Operating Officer was not increased in 2018, as he had recently joined the Company in November 2017.

2018 Annual Incentive Cash Bonus

Similar to base salaries, the annual incentive cash bonus targets for our executives were set at the levels listed below by the Compensation Committee after reviewing market data for our peer group.

Named Executive Officer	2018 Target Bonus (% of Base Salary)
Sean Woolverton, CEO	100%
Gleeson Van Riet, EVP & CFO	75%
Steve Adam, EVP & COO	85%
Chris Abundis, SVP, GC & SEC	70%

Our cash incentive compensation program for 2018 was approved by the Compensation Committee and the Board, and was composed of the following KPIs. Incentive cash bonuses for 2018 for our NEOs (and all of our employees), were based on the following performance matrix:

	Production (MMCFE/D)(1)	Adjusted EBITDA ($MM)(2)	TSR (Relative Performance) (3)	CTD ($/MCF)(4)	Total Operating Expense ($/MCF)(5)	Scorecard Payout	HS&E (TRIR) Scaler)(6)			Overall Bonus Payout
Weighting	20%	20%	20%	20%	20%		0.9 - 1.1

Threshold	175	$140	25%	$0.90	$1.16		No Cat. Event
Expected (Target)	191	$158	50%	$0.75	$1.07			0.45
Stretch	210	$190	90%	$0.65	$0.98			0.25

SilverBow 2018 Performance	185	$168	75.7%	$1.05	$0.99			0.38

Payout(7)	16.3%	26.5%	20.0%	0.00%	37.5%	100.3%	x	1.04	=	103.75%

_____________

(1)

Production is the annual net sales during the performance period. For 2018, Production was 185 MMCFE/D. Performance for this metric was between the threshold and expected levels and yielded a 16.3% payout.

(2)

Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $168 million and yielded a 26.5% payout for this metric for performance between expected and stretch levels.

(3)

Total Shareholder Return (“TSR”) is measured relative to the Company’s performance peer group. The companies in our performance peer group were chosen due to their focus on the Eagle Ford and the majority are different than our 2018 compensation peer group, as described later in this CD&A. Our performance peers for 2018 included: Abraxas Petroleum; Carrizo Oil & Gas; EP Energy; Lonestar Resources; Penn Virginia; Sanchez Energy; SM Energy; Sundance Energy; and WildHorse Resource. The Company finished at approximately the 76th percentile of its peers, which was performance between the expected and stretch levels, but only yielded a 20% payout given the SilverBow Resources equity return was less than 0%.

(4)

Cost to Develop (“CTD”) is the working interest capital spent to develop the Company’s net reserves. The Company’s CTD was $1.05/MCF, which was the only KPI metric to fall below threshold performance and, as a result, yielded no payout for this metric.

(5)

Total Operating Expense is comprised of: lease operating expenses, transportation and production expenses, taxes, general and administrative expenses and the basis (price differential to commodity price hub). The Company’s Total Operating Expense for 2018 was $0.99, which fell between the expected and stretch metrics and yielded a 37.5% payout for this metric.

(6)

Health Safety & Environmental (“HS&E”) Total Recordable Incident Rate (“TRIR”) is an OSHA indicator that measures a company’s total recordable injury rate; the Company’s achievement of the stretch level yielded a 1.04 multiplier to the overall KPI cash bonus payout.

(7)	All KPI metric payouts as described are rounded for purposes of the above chart to one or two decimals.

22 | SilverBow Resources, Inc.	2019 Proxy Statement

Each KPI metric selected was intended to incentivize NEOs (and all eligible employees) to achieve near-term operational and financial objectives critical to building out the groundwork for our overall long-term mission and business goals. For 2018, these goals focused on cost optimization and developing our assets and resources to perform at their full potential.

This included operating in a cost-effective and safe manner while simultaneously decreasing our business expenses to position the Company as a low-cost Eagle Ford operator. Our performance results, along with our commitment to financial discipline, will continue to enable us to grow and achieve long-term success. The weight of each metric established its overall importance, with the HS&E TRIR metric acting as a multiplier to the overall cash bonus opportunity. Each KPI, coupled with the minimum and maximum cash bonus opportunity range, incentivized our NEOs and employees to focus on all performance metrics and prevented any one metric from yielding a payout inconsistent with the intent of the cash bonus program. Performance below the threshold level on any metric resulted in no credit awarded for that metric. Performance at or above the threshold level on any metric resulted in computing the linearly interpolated results achieved for such given metric.

Each NEO received a 2018 annual incentive cash bonus under this program, which was paid at 103.75% of the individual NEO’s target bonus due to successful performance with respect to our collective KPIs. In 2018, SilverBow Resources achieved greater than threshold performance on all KPIs but one, Cost to Develop. Our NEOs received bonus payouts under this program in the following amounts:

Named Executive Officer	2018 Target Bonus	2018 Actual Bonus	Payout (as a % of Target)
Sean Woolverton, CEO	$570,000	$591,375	103.75%
Gleeson Van Riet, EVP & CFO	$292,500	$303,469	103.75%
Steve Adam, EVP & COO	$331,500	$343,931	103.75%
Chris Abundis, SVP, GC & SEC	$234,500	$243,294	103.75%

2018 Long-Term Equity Incentives

•	2018 Annual Long-Term Equity Incentive

In 2018, our executives received two separate long-term equity incentive grants. The first grant, awarded in February 2018, was part of SilverBow Resources’ standard annual review and was granted in accordance with our NEOs’ employment agreements. Our executives received long-term equity incentive awards in the form of time-based RSUs and PSUs. For all NEOs, the mix of the annual equity award was 50% time-based RSUs and 50% PSUs (based on the target number of PSUs subject to the award). The RSUs vest annually over three years and the PSUs cliff vest following three years, based on the Company’s total shareholder return performance relative to its performance peer group. In the event that absolute total shareholder return is negative for the three-year performance period, payouts under the PSUs will be capped at target. Our executives received annual long-term equity awards in the following amounts, which are shown at the target level for the PSUs:

	2018 Annual Long-Term Equity Grants
	Total Shares Granted			Grant Date Value of Shares Granted			Target Value of Shares Granted*
Named Executive Officer	RSUs	PSUs	Total	RSUs	PSUs	Total	Total
Sean Woolverton, CEO	10,000	10,000	20,000	$276,600	$416,600	$693,200	$570,000
Gleeson Van Riet, EVP & CFO	6,900	6,900	13,800	$190,854	$287,454	$478,308	$390,000
Steve Adam, EVP & COO	6,900	6,900	13,800	$190,854	$287,454	$478,308	$390,000
Chris Abundis, SVP, GC & SEC	4,200	4,200	8,400	$174,972	$116,172	$291,144	$234,500

_____________

*

In accordance with our executives’ employment agreements, the aggregate target value of the annual equity award for each NEO is approximately 100% of base salary for Messrs. Woolverton, Van Riet and Adam, and approximately 70% for Mr. Abundis. Accordingly, the target value of the 2018 annual long-term equity grant for each NEO was: Mr. Woolverton - $285,000 time-based RSUs and $285,000 PSUs; Mr. Van Riet - $195,000 time-based RSUs and $195,000 PSUs; Mr. Adam - $195,000 time-based RSUs and $195,000 PSUs; and Mr. Abundis - $117,250 time-based RSUs and $117,250 PSUs.

2019 Proxy Statement	SilverBow Resources, Inc. | 23

•	2018 Special Long-Term Equity Incentive

The second long-term equity incentive grant occurred in August 2018. This special grant was a one-time award provided to our NEOs to:

(i)	reward strong performance and execution following the time that all NEOs joined SilverBow Resources as executive officers in 2017;

(ii)	bring the compensation of our NEOs more further in line with the median of our peers in light of the below market ongoing annual targets communicated in the executive’s employment agreements; and

(iii)	allow the executives to realize value in the near-term as the majority of their compensation was delivered in the form of onboarding inducement awards with back-weighted vesting terms.

This special grant was awarded by our Compensation Committee, using market data and advice, provided by FW Cook, as a vehicle for SilverBow Resources to retain and further incentivize our executives. Under this special grant, our executives received long-term equity incentive grants in the form of time-based RSUs and time-based stock options. In determining the value of awards and mix between the two long-term equity incentive vehicles granted, the Compensation Committee, in connection with the market data and advice provided by FW Cook, considered the respective position of the NEO, performance of such NEO and peer compensation for that NEO’s position, where base compensation was determined to be lower than the market data. For each NEO, the special grant was approximately 84% time-based stock options and 16% time-based RSUs. The high stock option mix of the special award was designed to strengthen the executive’s alignment with shareholders as these awards will have no value unless the stock price increases above the exercise price. The restrictions on theses RSUs and stock options lapse as to one-third of such shares each year beginning on the first anniversary of the grant date. Our executives received the special long-term equity awards in the following amounts:

	2018 Special Long-Term Equity Grants
	Total Shares Granted			Grant Date Value of Shares Granted
Named Executive Officer	RSUs	Stock Options	Total	RSUs	Stock Options	Total
Sean Woolverton, CEO	11,389	93,158	104,547	$354,653	$1,797,741	$2,152,394
Gleeson Van Riet, EVP & CFO	3,900	31,902	35,802	$121,446	$615,637	$737,083
Steve Adam, EVP & COO	4,000	32,720	36,720	$124,560	$631,423	$755,983
Chris Abundis, SVP, GC and SEC	5,333	43,626	48,959	$166,070	$841,884	$1,007,954

The value of the equity awards (both the annual and the special, one-time award) represent the most significant component of each NEO’s compensation for 2018 as reported in “Summary Compensation Table” of this proxy statement. In the case of Mr. Woolverton, the total long-term equity awards granted to him during 2018 represent approximately 71% of his compensation reported in “Summary Compensation Table.”

As described in more detail in Proposal 3, the Board is seeking shareholder approval for a one-time equity award exchange pursuant to which the stock options and RSUs granted as part of the August 2018 special grant would be cancelled. The original grant of the August stock options and RSUs described above were to bring the compensation of our NEOs more in line with peer annual targets. Rather than a one-off, special award, the Compensation Committee, with the assistance of FW Cook, has determined it to be in the best interest of the Company to more fully change our compensation program going forward to increase the targets of our annual, long-term equity awards made to our NEOs in the future. This will bring our NEO compensation program more in line with peers and further align the interests of our NEOs and shareholders in our long-term performance. The stock options and RSUs from the August 2018 special awards would be cancelled and replaced with such increased targets under our long-term equity program with a 50/50 mixture of RSUs and PSUs starting in 2019.

Process for Administering our Compensation Programs

In administering our executive compensation program, the Compensation Committee considers input from FW Cook, the results of our shareholder advisory vote on executive compensation, and industry peer group market data.

24 | SilverBow Resources, Inc.	2019 Proxy Statement

Role of Independent Compensation Consultant

The Compensation Committee retains an independent executive compensation consultant, FW Cook, to assist in the development and assessment of our compensation programs and policies. A representative from FW Cook attends Compensation Committee meetings, meets with the Compensation Committee without management present and provides analysis and advice on executive and director compensation levels and plan designs. At the request of the Compensation Committee, the compensation consultant also prepares its own compensation analyses.

FW Cook has served as our independent executive compensation consultant since October 31, 2017. FW Cook reports directly to our Compensation Committee, and the work of FW Cook raised no conflicts under the Company’s Conflict of Interest Policy.

Role of Shareholder Advisory Vote on Executive Compensation

In formulating our executive pay decisions, the Compensation Committee also takes into account the results of our annual say-on-pay vote. Of the shareholders voting in 2018, 95.79% approved SilverBow Resources’ 2017 executive compensation. The Compensation Committee viewed this as a strong endorsement of our executive compensation program for 2017.

Role of Industry Peer Group

In 2018, the Compensation Committee used a compensation peer group to benchmark its executive compensation programs as further discussed below. A separate performance peer group was used for measuring relative total shareholder return performance as discussed below and under “2018 Annual Incentive Cash Bonus” and “2018 Long-Term Equity Incentives” with respect to the performance stock unit grants.

2018 Compensation Peer Group

To be successful in recruiting and retaining top talent in the current highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers. The Compensation Committee, with the assistance of FW Cook and input from our management, selected the Peer Group listed below for 2018. These peers were selected based on the following criteria: industry classification, public company, exchanges, geographic locations, whether the potential peer was an operator, and financial parameters including total revenue, margins asset intensity, market capitalization, enterprise value and EBITDA.

Abraxas Petroleum Approach Resources Callon Petroleum Carrizo Oil & Gas Comstock Resources	Contango Oil & Gas Eclipse Resources Gastar Exploration Goodrich Petroleum HighPoint Resources	Jones Energy Penn Virginia Resolute Energy SandRidge Energy WildHorse Resource

2018 Performance Peer Group

Performance under the relative total shareholder return component of the 2018 Annual Incentive Cash Bonus and 2018 PSU awards was, and continues to be, measured against the following performance peer group. In choosing our performance peers for 2018, we generally tried to select other small and mid-cap Eagle Ford focused oil and gas companies.

Abraxas Petroleum Carrizo Oil & Gas EP Energy	Lonestar Resources Penn Virginia Sanchez Energy	SM Energy Sundance Energy WildHorse Resource

Other Compensation Related Policies

Stock Ownership Requirements

To further align senior management’s interests with the interests of our shareholders with respect to long-term shareholder growth, the employment agreements of our NEOs executed in 2017 all contain equity ownership requirements. Under their respective employment agreements, our executive officers who joined the Company in 2017 (Messrs. Woolverton, Van Riet and Adam), were required to make an equity investment in the Company during their first year of employment. As of the date of this proxy statement, each NEO has satisfied the equity investment via a 10b5-1 trading plan. Similarly, pursuant to the respective employment agreements of all of our executives, our NEOs are prohibited from selling shares or otherwise transferring SilverBow Resources equity until they maintain ownership of Company equity with an aggregate value of a multiple of the NEO’s annual base salary, which threshold must be maintained with any subsequent transfers; provided, however, that the foregoing restrictions shall not apply to any sales of shares intended to satisfy applicable tax withholding obligations in connection with the exercise, vesting or settlement of equity awards under the Company’s equity plans. The required equity investment and continued ownership levels are as follows:

Position	Required Equity Investment	Ownership Requirement
Chief Executive Officer	$300,000 to $500,000	3x annual base salary
Executive Vice Presidents	$150,000 to $200,000	3x annual base salary
Senior Vice President	n/a	2x annual base salary

2019 Proxy Statement	SilverBow Resources, Inc. | 25

Insider Trading Policy

Our Insider Trading Policy is applicable to all Board members, officers, and employees and prohibits short sales of the Company’s securities or any hedging or monetization transaction, such as zero-cost collars or forward sale contracts. In addition, the Insider Trading Policy prohibits transactions in publicly traded options, such as puts, calls and other derivative securities, involving the Company’s securities.

Compensation Policies and Practices as They Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk taking. We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.

Compensation Committee Report

The Compensation Committee reviewed and discussed the above CD&A with management. Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement to be delivered to shareholders of SilverBow Resources.

COMPENSATION COMMITTEE Christoph O. Majeske (Chair) Gabriel L. Ellisor Charles W. Wampler

26 | SilverBow Resources, Inc.	2019 Proxy Statement

Summary Compensation Table

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of our NEOs for the fiscal years ended December 31, 2017 and December 31, 2018. No compensation information is provided for any of our NEOs for 2016, as Messrs. Woolverton, Van Riet and Adam were not employed by the Company until 2017, and Mr. Abundis did not serve as an executive officer until 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(3)	Non-Equity Incentive Plan Compen-sation ($)(4)	All Other Compen-sation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)

Sean C. Woolverton Chief Executive Officer and Director	2018	$564,167	$—	$1,047,853	$1,797,741	$591,375	$18,490	$4,019,626
	2017	$435,417	$—	$1,695,467	$1,602,561	$600,277	$156,362	$4,490,084

G. Gleeson Van Riet Executive Vice President and Chief Financial Officer	2018	$384,167	$—	$599,754	$615,637	$303,469	$18,018	$1,921,045
	2017	$274,931	$—	$943,205	$892,999	$282,576	$16,943	$2,410,654

Steven W. Adam Executive Vice President and Chief Operating Officer	2018	$390,000	$—	$602,868	$631,423	$343,931	$20,856	$1,989,078
	2017	$44,318	$—	$862,872	$823,935	$65,125	$6,145	$1,802,395

Christopher M. Abundis Senior Vice President, General Counsel and Secretary	2018	$329,167	$—	$457,214	$841,884	$243,294	$24,218	$1,895,777
	2017	$306,264	$—	$308,095	$357,970	$288,789	$17,860	$1,278,978

_______________
(1)

The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 7 to Consolidated Financial Statements to the Company’s audited financial statements included in the Company's Annual Report on Form 10-K for each of the years ended December 31, 2017, and December 31, 2018.

(2)	For 2018, column (e) is comprised of both time-based RSUs and PSUs.
(3)

A portion of the stock awards (i.e., certain RSUs awarded in August 2018) included in column (e) and all of the stock option awards included column (f) for 2018 will be cancelled if shareholders approve Proposal 3, pursuant to which the Board is seeking shareholder approval of a one-time equity award exchange through which the RSUs and stock options awarded in August 2018 would be replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019. The grant date fair value of the RSUs awarded in August 2018 that would be cancelled pursuant to the equity award exchange are: Mr. Woolverton - $354,653; Mr. Van Riet - $121,446; Mr. Adam - $124,560; and Mr. Abundis - $166,070.

(4)	Amounts in column (g) for 2017 and 2018 include amounts earned during 2017 and 2018, but paid in 2018 and 2019, respectively.
(5)	Includes all other compensation items (column (i)) for each of 2017 and 2018 in addition to that reported in columns (c) through (g):

2019 Proxy Statement	SilverBow Resources, Inc. | 27

		Woolverton	Van Riet	Adam	Abundis

Consultant Payments*	2018	$—	$—	$—	$—
	2017	$—	$—	$5,600	$—

HSA Employer Contribution	2018	$1,000	$—	$—	$1,000
	2017	$—	$—	$—	$1,000

Life Insurance Premiums	2018	$990	$1,518	$4,356	$660
	2017	$784	$743	$545	$660

Perquisites**	2018	$—	$—	$—	$—
	2017	$94,654	$—	$—	$—

Savings Plan Contributions***	2018	$16,500	$16,500	$16,500	$16,500
	2017	$—	$16,200	$—	$16,200

Tax Reimbursements****	2018	$—	$—	$—	$—
	2017	$60,924	$—	$—	$—

Vacation Buyback	2018	$—	$—	$—	$6,058
	2017	$—	$—	$—	$—

Totals	2018	$18,490	$18,018	$20,856	$24,218
	2017	$156,362	$16,943	$6,145	$17,860

________________

*

This includes a cash payment made to Mr. Adam in 2017 pursuant to a consulting services agreement prior to him joining the Company as our Executive Vice President and Chief Operating Officer. No other NEO received any consultant payments in 2017 or 2018.

**

Perquisites are quantified only where the aggregate perquisites for the NEO exceeded $10,000 in 2017. No NEO had perquisites greater than $10,000 during 2018. Perquisites for Mr. Woolverton in 2017 include: legal fees - $10,000, relocation expenses - $83,526 and spousal travel - $1,129. All such fees were one-time expenses in connection with his onboarding as the Company's CEO and relocation to SilverBow Resources' headquarters in Houston, Texas.

***	Company contributions to the SilverBow Resources, Inc. Employee Savings Plan for each NEO. Mr. Abundis received $3,986 during 2017 which qualified as a taxable distribution.
****

Amounts paid by the Company to reimburse the NEO for the amount of certain taxable benefits in 2017. No NEO incurred such taxable benefits in 2018. The tax reimbursements for Mr. Woolverton in 2017 include the following one-time tax reimbursements associated with his family’s relocation to Houston, Texas: relocation expenses tax gross up - $60,111 and spousal travel tax gross up - $812.

28 | SilverBow Resources, Inc.	2019 Proxy Statement

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the equity awards granted during the year ended December 31, 2018, to each of our NEOs:

								All Other	All Other
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Stock Awards: Number of Shares of Stock or	Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(3)	($/Sh)	Awards(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Sean C. Woolverton		$—	$570,000	$1,140,000	—	—	—	—	—	$—	$—
	2/20/2018	$—	$—	$—	—	10,000	20,000	—	—	$—	$416,600
	2/20/2018	$—	$—	$—	—	—	—	10,000	—	$—	$276,600
	8/9/2018(5)	$—	$—	$—	—	—	—	11,389	—	$—	$354,653
	8/9/2018(5)	$—	$—	$—	—	—	—	—	93,158	$31.14	$1,797,741
G. Gleeson Van Riet		$—	$292,500	$585,000	—	—	—	—	—	$—	$—
	2/20/2018	$—	$—	$—	—	6,900	13,800	—	—	$—	$287,454
	2/20/2018	$—	$—	$—	—	—	—	6,900	—	$—	$190,854
	8/9/2018(5)	$—	$—	$—	—	—	—	3,900	—	$—	$121,446
	8/9/2018(5)	$—	$—	$—	—	—	—	—	31,902	$31.14	$615,637
Steven W. Adam		$—	$331,500	$663,000	—	—	—	—	—	$—	$—
	2/20/2018	$—	$—	$—	—	6,900	13,800	—	—	$—	$287,454
	2/20/2018	$—	$—	$—	—	—	—	6,900	—	$—	$190,854
	8/9/2018(5)	$—	$—	$—	—	—	—	4,000	—	$—	$124,560
	8/9/2018(5)	$—	$—	$—	—	—	—	—	32,720	$31.14	$631,423
Christopher M. Abundis		$—	$234,500	$469,000	—	—	—	—	—	$—	$—
	2/20/2018	$—	$—	$—	—	4,200	8,400	—	—	$—	$174,972
	2/20/2018	$—	$—	$—	—	—	—	4,200	—	$—	$116,172
	8/9/2018(5)	$—	$—	$—	—	—	—	5,333	—	$—	$166,070
	8/9/2018(5)	$—	$—	$—	—	—	—	—	43,626	$31.14	$841,884

______________

(1)

Under the Company’s 2018 cash incentive bonus program, payment for threshold performance is indeterminable as it would yield anywhere between $0 and the target payout amount disclosed for each NEO above. Based on the Company’s performance on its 2018 KPIs, our NEOs’ actual cash incentive bonus for 2018 was paid out at 103.75% of target: Mr. Woolverton - $591,375; Mr. Van Riet - $303,469; Mr. Adam - $343,931; and Mr. Abundis - $243,294. Refer to “Compensation Discussion and Analysis” and “Summary Compensation Table” of this proxy statement for more information on actual 2018 Company performance and the cash bonus incentive program. The maximum payout level under the Company’s stretch level of its KPIs would be 200% of an NEO’s target as illustrated above.

(2)

Amounts shown represent a range of the potential number of shares that may be earned pursuant to the PSUs granted under the Company’s 2016 Plan, which performance period ends December 31, 2020. Payment for threshold performance is indeterminable as it would yield anywhere between 0 shares and the target number of shares disclosed for each NEO above. The maximum number of shares that may be earned is equal to 200% of an NEO’s target as illustrated above.

(3)

Amounts shown reflects the number of RSUs and stock options granted to the NEO during 2018 pursuant to the Company’s equity compensation plans. Restrictions on RSUs and stock options disclosed above lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.

(4)

Reflects the full aggregate grant date fair value computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC rules, and does not reflect the actual value that may be recognized by each NEO. The grant date fair value for any PSUs are shown at target performance. See footnote (1) to “Summary Compensation Table” included in this proxy statement for more information.

(5)

As described more fully in Proposal 3, subject to shareholder approval, these RSUs and stock option awards will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

2019 Proxy Statement	SilverBow Resources, Inc. | 29

Outstanding Equity Awards at December 31, 2018

The following table includes certain information about equity awards outstanding at December 31, 2018, for each of our NEOs:

	Option Awards					Stock Awards
Name and Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)	(j)

Sean C. Woolverton Stock Options
3/1/2017	—	87,081	(4)	$29.21	3/1/2027
8/9/2018	—	93,158	(5)	$31.14	8/9/2028
Restricted Stock Units
3/1/2017						58,054	(6)	$1,372,397
2/20/2018						10,000	(7)	$236,400
8/9/2018						11,389	(8)	$269,236
Performance Stock Units
2/20/2018									10,000	$236,400
G. Gleeson Van Riet Stock Options
3/22/2017	—	52,644	(4)	$26.96	3/22/2027
8/9/2018	—	31,902	(5)	$31.14	8/9/2028
Restricted Stock Units
3/22/2017						35,096	(6)	$829,669
2/20/2018						6,900	(7)	$163,116
8/9/2018						3,900	(8)	$92,196
Performance Stock Units
2/20/2018									6,900	$163,116
Steven W. Adam Stock Options
11/6/2017	—	58,912	(4)	$21.97	11/6/2027
8/9/2018	—	32,720	(5)	$31.14	8/9/2028
Restricted Stock Units
11/6/2017						39,275	(6)	$928,461
2/20/2018						6,900	(7)	$163,116
8/9/2018						4,000	(8)	$94,560
Performance Stock Units
2/20/2018									6,900	$163,116
Christopher M. Abundis Stock Options
6/8/2016	8,818	4,410	(9)	$23.25	6/8/2021
3/22/2017	6,963	14,140	(9)	$26.96	3/22/2027
8/9/2018	—	43,626	(5)	$31.14	8/9/2028
Restricted Stock Units
6/8/2016						5,512	(7)	$130,304
3/22/2017						7,681	(7)	$181,579
2/20/2018						4,200	(7)	$99,288
8/9/2018						5,333	(8)	$126,072
Performance Stock Units
2/20/2018									4,200	$99,288

__________________

(1)

Amount reflects the aggregate market value of unvested RSUs at December 31, 2018, which equals the number of unvested restricted stock units in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2018, which was $23.64.

(2)

These PSUs have a three-year performance period which ends December 31, 2020, and, under applicable SEC rules, the number of unearned shares reported in this column represent 100% of the target number of PSUs granted to each NEO. Such PSUs cliff vest within 60 days of the end of the performance period, subject to the Company’s total shareholder return performance relative to our peers. The number of shares of common stock issuable upon vesting range from zero to 200% of the target number of shares.

30 | SilverBow Resources, Inc.	2019 Proxy Statement

(3)	Amounts reflect value of PSUs based on the closing price of the Company’s common stock at December 31, 2018, which was $23.64, multiplied by the number of shares described in footnote (2).
(4)

These stock options become exercisable in three equal installments each year beginning on the third anniversary of the date of grant for Messrs. Woolverton and Van Riet, and beginning on March 22, 2020, for Mr. Adam.

(5)

These stock options become exercisable in three equal installments each year beginning on the first anniversary of the grant date. As described more fully in Proposal 3, subject to shareholder approval, these stock option awards and certain RSUs will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

(6)

Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the third anniversary of the date of grant for Messrs. Woolverton and Van Riet, and beginning on March 22, 2020, for Mr. Adam.

(7)	Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.
(8)

Restrictions on these RSUs lapse as to one-third of such shares each year beginning on the first anniversary of the grant date. As described more fully in Proposal 3, subject to shareholder approval, these RSUs and certain stock options will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

(9)	These stock options become exercisable in three equal installments each year beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested

The following table includes information regarding restricted stock units vested for our NEOs during the fiscal year ended December 31, 2018. No stock options were exercised in 2018.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(d)	(e)

Christopher M. Abundis	9,294	$256,026

______________

(1)

Amount reflects value realized by multiplying the number of shares of RSUs that vested by the market value on the vesting date. The market value on the vesting dates of March 22, 2018, and June 8, 2018, were $27.50 and $27.58, respectively, the closing price of the Company’s common stock on such dates.

2019 Proxy Statement	SilverBow Resources, Inc. | 31

Pension Benefits

We do not currently sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Nonqualified Deferred Compensation

We do not currently sponsor or maintain any plans that provide for defined contribution or other deferrals of compensation on a basis that is not tax-qualified for our NEOs.

Potential Payments Upon Termination or Change in Control

The table below and the discussion that follows reflect the amount of compensation payable to each NEO upon termination from the Company under several scenarios assuming such termination was effective December 31, 2018. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Each NEO has an employment agreement that became effective in 2017. All of the employment agreements have a three-year initial term and following those three years automatically extend for one year on each anniversary of the agreement. However, each agreement allows for the Company to terminate an NEO at any time with, in general, 60 days’ written notice.

			Equity Acceleration
	Cash Payments	Benefit Cost(1)	Time-Based Stock Options		Time-Based RSUs		PSUs		Total

Sean C. Woolverton
Termination by Employee for Good Reason or by Company Without Cause	$1,710,000	$29,760	$—	(2)	$166,851	(3)	$—	(4)	$1,906,611
Termination by Employee for Good Reason or by Company Without Cause Following Change in Control(5)	$2,280,000	$29,760	$—	(6)	$1,878,033	(7)	$—	(8)	$4,187,793
Death or Disability	$—	$29,760	$—	(2)	$166,851	(3)	$—	(4)	$196,611
Change of Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—

G. Gleeson Van Riet
Termination by Employee for Good Reason or by Company Without Cause	$682,500	$11,112	$—	(2)	$84,253	(3)	$—	(4)	$777,865
Termination by Employee for Good Reason or by Company Without Cause Following Change In Control(5)	$1,023,750	$11,112	$—	(6)	$1,084,981	(7)	$—	(8)	$2,119,843
Death or Disability	$—	$11,112	$—	(2)	$84,253	(3)	$—	(4)	$95,365
Change of Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—

Steven W. Adam
Termination by Employee for Good Reason or by Company Without Cause	$721,500	$31,128	$—	(2)	$85,033	(3)	$—	(4)	$837,661
Termination by Employee for Good Reason or by Company Without Cause Following Change In Control(5)	$1,082,250	$31,128	$98,383	(6)	$1,186,137	(7)	$—	(8)	$2,397,898
Death or Disability	$—	$31,128	$—	(2)	$85,033	(3)	$—	(4)	$116,161
Change of Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—

Christopher M. Abundis
Termination by Employee for Good Reason or by Company Without Cause	$569,500	$29,760	$1,720	(2)	$294,082	(3)	$—	(4)	$895,062
Termination by Employee for Good Reason or by Company Without Cause Following Change In Control(5)	$854,250	$29,760	$1,720	(6)	$537,243	(7)	$—	(8)	$1,422,973
Death or Disability	$—	$29,760	$1,720	(2)	$294,082	(3)	$—	(4)	$325,562
Change of Control	$—	$—	$—	(9)	$—	(10)	$—	(8)	$—

______________

(1)	Includes payment of health and dental insurance continuation as provided in employment agreement.
(2)

Includes value of option spread for time-based stock option awards vesting within 12 months of termination event. For illustrative purposes, the termination event is assumed to be December 31, 2018. As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (i.e., stock options and RSUs awarded in August 2018) will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

32 | SilverBow Resources, Inc.	2019 Proxy Statement

(3)

Includes value of time-based RSUs vesting within 12 months of termination event. For illustrative purposes, the termination event is assumed to be December 31, 2018. As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (i.e., stock options and RSUs awarded in August 2018) will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

(4)

The value is indeterminable as, in the event of a qualifying termination of employment, the value of the PSUs would be based on performance achievement of the Company’s total shareholder return relative to its peers for the full performance period, pro-rated. As such, it is impossible to determine the payout at December 31, 2018, but, for illustrative purposes, the estimated value of such awards, based on achieving target performance at $23.64 per share (the closing price on December 31, 2018), and accounting for proration as if the termination event occurred on December 31, 2018, would be: Mr. Woolverton - $67,790; Mr. Van Riet - $46,775; Mr. Adam - $46,775; and Mr. Abundis - $28,472.

(5)	A payment is triggered only upon qualifying termination of employment that occurs beginning on the date of the Change in Control and ending on the first anniversary following the Change of Control.
(6)

Includes value of option spread for all outstanding time-based stock option awards based on $23.64 per share (the closing price on December 31, 2018). As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (i.e., stock options and RSUs awarded in August 2018) will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

(7)

Includes value of all time-based RSUs outstanding at the termination event based on $23.64 per share (the closing price on December 31, 2018). As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (i.e., stock options and RSUs awarded in August 2018) will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

(8)

The value is indeterminable as, in the event of a Change of Control, the value of the PSUs would be based on performance achievement of the Company’s total shareholder return relative to its peers through the date of the Change in Control, without proration. As such, it is impossible to determine the payout at December 31, 2018, but, for illustrative purposes, the estimated value of such awards, based on achieving target performance at $23.64 per share (the closing price on December 31, 2018), if the termination event occurred on December 31, 2018, would be: Mr. Woolverton - $236,400; Mr. Van Riet - $163,116; Mr. Adam - $163,116; and Mr. Abundis - $99,288.

(9)

The value is indeterminable as the vesting for these time-based stock options would occur on the first anniversary of the Change of Control, assuming continued employment through such date. For illustrative purposes, if the termination event occurred on December 31, 2018, the value of all stock option awards would be: Mr. Woolverton - $0; Mr. Van Riet - $0; Mr. Adam - $98,383; and Mr. Abundis - $1,720. As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (i.e., stock options and RSUs awarded in August 2018) will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

(10)

The value is indeterminable as the vesting for these time-based RSUs would occur on the first anniversary of the Change of Control, assuming continued employment through such date. For illustrative purposes, if the termination event occurred on December 31, 2018, the value of all RSUs would be: Mr. Woolverton - $1,878,033; Mr. Van Riet - $1,084,981; Mr. Adam - $1,186,137; and Mr. Abundis - $537,243. As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (i.e., stock options and RSUs awarded in August 2018) will be cancelled and replaced with increased targets under our long-term equity award program with a 50/50 mixture of RSUs and PSUs starting in 2019.

Computation of Payments

Under the NEO’s employment agreement, the equity award agreements, and the Company’s compensation plans, in the event of termination of employment of an NEO, that NEO would receive the payments, accelerations and benefits described below. All of our employment agreements and compensation arrangements have been prepared to comply with Section 409A of the Internal Revenue Code. The formulations of payments below are as of December 31, 2018. In each scenario, “Base Salary” means the NEO’s annual base salary in effect immediately prior to the termination date.

2019 Proxy Statement	SilverBow Resources, Inc. | 33

•	Termination by Employee Upon 90 Days’ Notice Without Good Reason or by Company With Cause

Messrs. Woolverton, Van Riet and Adam

•	Exercisability of previously-vested stock options for 60 days following termination
•	No additional compensation

Mr. Abundis

•	Exercisability of previously-vested stock options for 30 or 60 days following termination, based on award agreement
•	No additional compensation

•	Termination by Employee for Good Reason or by Company Without Cause

Mr. Woolverton

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus
•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months
•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following termination that would have otherwise vested within the next 12 months
•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

Messrs. Van Riet and Adam

•	Cash payment of 1 x Base Salary and 1 x Target Bonus
•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months
•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following termination that would have otherwise vested within the next 12 months
•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

Mr. Abundis

•	Cash payment of 1 x Base Salary and 1 x Target Bonus
•	Dependent on the award agreement:

•	Immediate acceleration of vesting of certain time-based RSUs
•	Immediate acceleration of vesting of certain time-based RSUs that would have otherwise vested within the next 12 months
•	Dependent on the award agreement:
•	Immediate acceleration of vesting and exercisability of certain time-based stock options for 90 days following termination
•	Immediate acceleration of vesting and exercisability of certain time-based stock options for 60 days that would have otherwise vested within the next 12 months
•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

34 | SilverBow Resources, Inc.	2019 Proxy Statement

•	Termination by Employee for Good Reason or by Company Without Cause following a Change in Control

Mr. Woolverton

•	Cash payment of 2 x Base Salary and 2 x Target Bonus
•	Immediate acceleration of vesting of all time-based RSUs
•	Immediate acceleration of vesting and exercisability of all time-based stock options for 60 days following termination
•	Immediate acceleration of all PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

Messrs. Van Riet and Adam

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus
•	Immediate acceleration of vesting of all time-based RSUs
•	Immediate acceleration of vesting and exercisability of all time-based stock options for 60 days following termination
•	Immediate acceleration of all PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

Mr. Abundis

•	Cash payment of 1.5 x Base Salary and 1.5 x Target Bonus
•	Immediate acceleration of vesting of all time-based RSUs
•	Immediate acceleration of vesting and exercisability of all time-based stock options for 60 or 90 days following termination, dependent on the award agreement
•	Immediate acceleration of all PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

2019 Proxy Statement	SilverBow Resources, Inc. | 35

•	Death or Disability

Messrs. Woolverton, Van Riet and Adam

•	Immediate acceleration of vesting of time-based RSUs that would have otherwise vested within the next 12 months
•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following death or disability that would have otherwise vested within the next 12 months
•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

Mr. Abundis

•	Dependent on award agreement:
	•	Immediate acceleration of vesting of certain time-based RSUs
	•	Immediate acceleration of vesting of certain time-based RSUs that would have otherwise vested within the next 12 months
•	Dependent on award agreement:
	•	Immediate acceleration of vesting and exercisability of time-based stock options for 12 months
	•	Immediate acceleration of vesting and exercisability of time-based stock options for 60 days following death or disability that would have otherwise vested within the next 12 months
•	Immediate acceleration of a pro rata portion of PSUs, subject to the satisfaction of the performance conditions
•	Health Insurance paid by Company for up to 12 months

•	Change of Control

Messrs. Woolverton, Van Riet, Adam and Abundis

•	On the first anniversary of the change of control, acceleration of vesting of all time-based RSUs, assuming continued employment through such anniversary
•	On the first anniversary of the change of control, acceleration of vesting and exercisability of all time-based stock options pursuant to the award agreement, assuming continued employment through such anniversary
•	Upon the change of control, immediate acceleration of all PSUs, subject to the satisfaction of the performance conditions

Conditions and Covenants

Each NEO must also comply with a non-compete provision in his employment agreement. Based on the terms of the employment agreements, the covenant not to compete provision would be effective, depending on the separation, for a 12- or 18-month period, following the termination of an NEO.

An NEO will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause. Cause is generally defined in the employment agreement as commission of fraud, theft or embezzlement against the Company; a willful breach of fiduciary duty with respect to the Company; refusal, without proper legal cause, to perform the NEO’s duties; breach of the confidentiality, non-compete or non-solicitation provision of the employment agreement; conviction of or pleading guilty or nolo contendere to a felony or crime involving moral turpitude; misconduct or gross negligence in performance of the NEO’s duties; or breach and violation of the Company’s written policies pertaining to sexual harassment, discrimination or insider trading.

36 | SilverBow Resources, Inc.	2019 Proxy Statement

Pay Ratio Disclosure

In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we calculated a reasonable estimate of the ratio of the annual total compensation of Mr. Woolverton, our CEO, compared to that of our median employee in 2018.

Criteria used for Pay Ratio

We identified our median employee as of December 31, 2017, and chose to use the same median employee for our 2018 fiscal year, as there have been no changes to the SilverBow Resources employee population or employee compensation arrangements that the Company reasonably believes would result in a significant change to its pay ratio disclosure. We used the methodology and the material assumptions, adjustments and estimates described below to originally identify our median employee for 2017, and such methodology and assumptions are consistent for 2018:

•	As of December 31, 2017, the Company, through its primary operating subsidiary SilverBow Resources Operating, LLC, employed 87 people, which is consistent of the total number of employees (88) on December 31, 2018. This consisted of all full-time and part-time employees; there were no seasonal or temporary employees on December 31, 2017 or during 2018;

•	SilverBow Resources Operating, LLC’s W-2 payroll records were reviewed and consistently applied to initially identify our median employee (excluding Mr. Woolverton as CEO);

•	Since all of our employees are located in Texas, either in proximity to our corporate headquarters in Houston, Texas or near our South Texas fields, we did not take into account a cost-of-living adjustment for identifying the median employee in 2017 or 2018, but may take such adjustment into account in future years;

•	Similarly, in light of our small employee population base, no sampling or “de minimis” exceptions were used to exclude any employees; and

•	Compensation for any newly hired employees who had been employed less than a year was annualized in determining our median employee.

CEO Pay Ratio

Following the identification of our median employee using the estimates described above and choosing the same median employee for 2018, we determined the annual total compensation of such employee by calculating the elements of 2018 compensation in accordance with the requirements that apply to our NEOs and the description of such elements in “Summary Compensation Table” of this proxy statement. The median employee received a base salary, bonus (earned in 2018, but paid in 2019) under our cash bonus compensation plan and other compensation including contributions from SilverBow Resources to the Company Savings Plan and the median employee’s HSA along with insurance premiums paid by the Company with respect to life insurance for the benefit of the median employee. While all of our employees (including our median employee) are eligible to participate in the SilverBow Resources Equity Incentive Plan (the “2016 Plan”), our median employee did not receive any equity-based awards under the 2016 Plan in 2018 and our median employee did not have any perquisites exceeding $10,000. This resulted in an annual total compensation of $122,822 for our median employee.

Our CEO’s annual total compensation for 2018 is what is reported in the “Total” column (column j) of our “Summary Compensation Table” in this proxy statement.

Based on the preceding information, for 2018, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is below:

CEO 2018 Annual Total Compensation (A)	$4,019,626
Median Employee 2018 Annual Total Compensation (B)	$122,822
Pay Ratio of (A) to (B)	33 to 1

2019 Proxy Statement	SilverBow Resources, Inc. | 37

PROPOSAL 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was implemented by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, referred to herein as the Dodd-Frank Act, the Board is required to provide SilverBow Resources shareholders with a nonbinding advisory vote on the compensation of our NEOs, as reported in this proxy statement. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of SilverBow Resources, Inc. approve, on an advisory basis, the compensation of SilverBow Resources, Inc.’s named executive officers, as described in Compensation Discussion and Analysis, the compensation tables and accompanying narrative disclosures of this proxy statement.”

As disclosed in our “Compensation Discussion and Analysis,” 2018 was a year of business and operational performance for SilverBow Resources, positioning the Company for present and future success as a growth-oriented independent oil and gas company with a focus on acquiring and developing oil and gas assets in the Eagle Ford shale. Our executive compensation program in 2018 was designed to motivate our executive team to deliver strong operational and financial results and value for all shareholders, reward such performance and align our executives’ interests with the long-term interests of our shareholders by ensuring that a significant portion of an NEO’s compensation consisted of equity awards. A substantial portion of such equity awards is tied to the long-term shareholder growth through (i) PSUs with payout determined based on relative total shareholder return as compared to our peers and (ii) time-based stock options, with any value to be received directly correlated to an increase in our share price. The Company’s key performance indicators for 2018, which reward performance and are used to determine the amount of the annual cash bonus incentive earned by our NEOs, are further discussed in our “Compensation Discussion and Analysis.”

The following actions were taken during fiscal year 2018 with respect to the compensation of SilverBow Resources’ NEOs:

•	Our NEOs were all granted annual, long-term equity awards in February 2018, a significant portion of which equity awards are tied to the future performance of SilverBow Resources;

o	For our CEO and all of our NEOs, the annual equity award consisted of 50% time-based RSUs and 50% PSUs;

•	In order to further incentivize our NEOs, reward strong performance to-date, bring their long-term compensation in line with the median of our peers and allow our executives to realize value in the near-term, each NEO was also granted a special, one-time, additional equity incentive award in August 2018;

o	For our CEO and all of our NEOs, this one-time, special equity award corresponded to a grant date fair value of approximately 84% time-based stock options and 16% time-based RSUs;

o	As further described in Proposal 3, the Compensation Committee has determined it to be in the best interest of the Company to more globally change our executive compensation program to update the targets for our long-term equity program going forward. This is designed to bring such targets in line with industry peers and ensure our NEOs’ compensation is tied to long-term shareholder growth, thereby, subject to shareholder approval, cancelling the stock options and RSUs awarded as part of this one-time August 2018 special grant;

38 | SilverBow Resources, Inc.	2019 Proxy Statement

•	We performed at 103.75% of the target level for the 2018 annual cash bonus tied to our 2018 KPIs which included the following metrics: Production, Adjusted EBITDA, Relative TSR, Cost to Develop, Total Operating Expense, and HS&E TRIR;

•	We have historically limited perquisites for officers and, in 2018, no NEO had perquisites above the SEC disclosure threshold ($10,000); and

•	We are committed to continuing to align the interests of our NEOs with the interests of our shareholders; as such, each NEO’s employment agreement includes equity ownership requirements.

We are asking for shareholder approval of the compensation of our NEOs as disclosed in this proxy statement, which includes the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the accompanying narrative disclosures.

Because this vote is advisory, it will not be binding and the Compensation Committee of the Board of Directors ultimately has the responsibility for determining executive compensation. We believe that the Compensation Committee should retain discretion to make final compensation decisions that align with shareholder interests, which discretion has historically been exercised wisely. However, the Compensation Committee values the opinions of our shareholders and will consider the outcome of the advisory vote when making future decisions and recommendations about executive compensation. No determination has been made as to what action the Board of Directors may take if shareholders do not approve our executives’ compensation, but the Compensation Committee will consider voting results and how they should be addressed.

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote on Proposal 2, is required to approve this advisory Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction; therefore, if you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will be considered as votes cast and will have the same effect as a vote against the proposal but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of SilverBow Resources’ Named Executive Officers as disclosed in this proxy statement.

2019 Proxy Statement	SilverBow Resources, Inc. | 39

PROPOSAL 3 — APPROVAL OF THE EQUITY AWARD EXCHANGE PROGRAM

On April 2, 2019, our Board authorized a one-time grant of market-based awards in 2019 in exchange for the cancellation of special equity awards (both RSUs and stock options) made to our NEOs on August 9, 2018 (the “Equity Award Exchange”). As required under the terms of the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), this Equity Award Exchange is subject to shareholder approval, which we are seeking at our Annual Meeting. Pursuant to the Equity Award Exchange our NEOs would be given the opportunity to exchange out-of-the-money or “underwater” stock options that were granted in August 2018 and certain RSUs also granted in August 2018 (such stock options and RSUs collectively, the “August 2018 Special Equity Award Grant”) to receive a new equity award that consists of 50% time-based RSUs and 50% PSUs, granted under the 2016 Plan. The August 2018 Special Equity Award Grant is described in the “Compensation Discussion and Analysis” section of this Proxy under the heading “2018 Special Long-Term Equity Incentive.” Our Board is requesting that our shareholders approve the Equity Award Exchange at our Annual Meeting.

As of December 31, 2018, we had outstanding stock options held by employees to purchase 644,575 shares of common stock with a weighted average exercise price of $28.28 per share. The August 2018 Special Equity Award Grant that would be eligible for the Equity Award Exchange consists of stock options held by our NEOs to purchase 201,406 shares of common stock, with an exercise price of $31.14 per share, and 24,622 RSUs.

The Board believes that the Equity Award Exchange is in the best interests of shareholders and the Company, by allowing us to more closely align our executive compensation program with those of our industry peers and, with respect to the PSUs, further align the interests of NEOs and shareholders in our long-term performance.

Rationale for Equity Award Exchange

As discussed in more detail in the “Compensation Discussion and Analysis” of this proxy statement, the August 2018 Special Equity Award Grant was granted to reward our NEOs for their strong performance and to align their total compensation with the market. The award was granted with the intent that the NEOs would receive below market long-term incentive grants in 2019 (100% of base salary for our CEO, EVP and CFO, and EVP and COO, and 70% of base salary for the Senior Vice President, General Counsel and Secretary) before moving to market-based awards, consistent with the Company’s industry peers, in 2020.

40 | SilverBow Resources, Inc.	2019 Proxy Statement

In connection with a review of the Company’s business strategy, the Compensation Committee undertook a holistic evaluation of the Company’s entire compensation program. This included reviewing the Company’s compensation philosophy, the competitiveness of the Company’s historical long-term incentive grants, and the retentive value of outstanding long-term incentive awards. Following this review, the Compensation Committee elected to move to market-based equity awards in 2019 (i.e., a year earlier than originally anticipated). As consideration for moving to market-based awards earlier than anticipated, the Compensation Committee asked that the NEOs agree to the cancellation of the August 2018 Special Equity Award Grant. The rationale for undertaking this approach, includes:

1.	Allows SilverBow Resources to manage the dilution from our long-term incentive program by cancelling previously granted awards. These cancelled awards will be used to make the 2019 long-term incentive grants described later in this proposal.

2.	Enhances the retentive value of our long-term incentive program by replacing the underwater stock options with full value awards that will vest over the next three years.

3.	Aligns the program with shareholder interests by replacing 100% time-vested awards with a combination of 50% time-vested and 50% performance-based awards.

Performance Incentives

We face significant competition for experienced personnel in our industry, and equity awards are an important part of our incentive compensation programs. The August 2018 Special Equity Award Grant, which represents a substantial component of each NEO’s total compensation for 2018, was intended to bring the compensation of our NEOs to a level that was competitive with our peers, while also incentivizing our NEOs to seek increased shareholder value. In the Equity Award Exchange, the August 2018 Special Equity Award Grant will be replaced, in part, with PSUs, the ultimate payment of which will be based on our performance, as measured based on relative total shareholder return compared to a pre-established performance peer group, over a three-year performance period. In the event that absolute total shareholder return is negative, payouts under the PSUs will be capped at target. As such, the PSUs will further align the interests of our shareholders with those of our NEOs.

Employee Retention

We have also designed the Equity Award Exchange to increase retention and motivation in a competitive labor market and further align our compensation practices with those of our industry peers. Through the Equity Award Exchange, we believe that we will be able to enhance long-term shareholder value by increasing our ability to retain experienced and talented executives. To the extent that our compensation programs do not provide compensation at levels and in forms that are competitive with our industry peers, we may face a considerable challenge in retaining our executives. The Equity Award Exchange is designed to address these concerns by further aligning the overall structure of our equity compensation programs with those of our industry peers.

As discussed in more detail below, none of the new equity awards issued under the Equity Award Exchange will be vested on the date of grant. The RSUs granted in the Equity Award Exchange will vest in one-third increments on each of March 5, 2020, March 5, 2021 and March 5, 2022, and the PSUs granted in the Equity Award Exchange will vest, if at all, at the end of a three-year performance period. The stock options and RSUs granted under the August 2018 Special Equity Award Grant were also subject to a three-year vesting schedule, with one-third of the options vesting each year on the first three anniversaries of the grant date. Our Compensation Committee believes that granting a mix of RSUs and PSUs with these vesting schedules is appropriate because it encourages retention of employees over the next three years, during an important period for the Company.

2019 Proxy Statement	SilverBow Resources, Inc. | 41

Structure of the Equity Award Exchange

The Board authorized the Equity Award Exchange on April 2, 2019, subject to shareholder approval. It is currently anticipated that the Equity Award Exchange will commence as soon as practicable following approval of this Proposal 3 by our shareholders (the “Commencement Date”). At the start of the Equity Award Exchange, the NEOs holding eligible stock options and RSUs from the August 2018 Special Equity Award Grant will receive a written exchange offer that will set forth the precise terms of the Equity Award Exchange. NEOs must choose to exchange their entire August 2018 Special Equity Award Grant and may not choose to exchange portions of the August 2018 Special Equity Award Grant. Set forth below is a description of the key features of the Equity Award Exchange.

Eligible Participants

The Equity Award Exchange will be available to our NEOs. As of March 1, 2019, eligible stock options and RSUs were held by all of our NEOs. Participants in the Equity Award Exchange must continue to be employed by and provide services to us on the date the surrendered options are cancelled and the replacement RSUs and PSUs are granted. Any NEO who elects to participate in the Equity Award Exchange but whose service with us terminates for any reason before the date the replacement RSUs and PSUs are granted, including a termination due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible options and RSUs subject to their existing terms and will not be eligible to receive new equity awards in the Equity Award Exchange.

Eligible Stock Options and RSUs

As of December 31, 2018, there were an aggregate of 201,406 shares of common stock underlying the options granted pursuant to the August 2018 Special Equity Award Grant at an exercise price of $31.14 per share, with an expected remaining life of approximately 9.5 years. These eligible stock options represent approximately 1.72% of the issued and outstanding shares of our common stock as of December 31, 2018. In addition, as of December 31, 2018, there were an aggregate of 24,622 shares of common stock underlying the RSUs that would be eligible for the Equity Award Exchange. These eligible RSUs represent approximately 0.02% of the issued and outstanding shares of our common stock as of December 31, 2018. For additional information about the August 2018 Special Equity Award Grant, see the “Compensation Discussion and Analysis” section of this Proxy under the heading “2018 Special Long-Term Equity Incentive” and the “Interests of Our Named Executive Officers in the Equity Award Exchange” section of this Proposal 3.

Replacement RSUs and PSUs

The Equity Award Exchange has been designed to provide our NEOs with long-term equity-based incentive compensation in the form of RSUs and PSUs that replace the August 2018 Special Equity Award Grant. The replacement RSUs and PSUs will be granted as part of our 2019 annual long-term incentive grants, which represent a percentage of each NEO’s 2019 salary, as set forth in the following table:

	2019 Annual Long-Term Equity Grants
Named Executive Officer	Salary	Annual LTI Target (%)	Annual LTI Target ($)	RSUs (Target # of Shares)	RSUs (Maximum # of Shares)	PSUs (Target # of Shares)	PSUs (Maximum # of Shares)

Sean Woolverton, CEO	$590,000	400%	$2,360,000	48,100	48,100	48,100	96,200
Gleeson Van Riet, EVP & CFO	$390,000	200%	$780,000	15,900	15,900	15,900	31,800
Steve Adam, EVP & COO	$420,000	250%	$1,050,000	21,400	21,400	21,400	42,800
Chris Abundis, SVP, GC & SEC	$345,000	200%	$690,000	14,100	14,100	14,100	28,200

42 | SilverBow Resources, Inc.	2019 Proxy Statement

The number of RSUs and PSUs granted for 2019 was determined by dividing the annual LTI Target by $24.55, the average of the closing price of our common stock in January 2019, and rounded to the nearest hundred. This aligns with the methodology that was used to make our long-term incentive grants to other employees. The maximum number of shares of common stock issuable upon vesting of the RSUs and PSUs (at target performance) would be 199,000, and the maximum number of common stock issuable upon vesting of the RSUs and PSUs (assuming stretch performance) would be 298,500. NEOs who elect not to participate in the Equity Award Exchange will not receive any replacement RSUs or PSUs.

Vesting Schedules for New Equity Awards

The RSUs and PSUs granted pursuant to the Equity Award Exchange will not be vested on the date of grant. The PSUs will vest, if at all, based on the Company’s total shareholder return performance relative to our peers during the three-year performance period beginning on January 1, 2019, and ending on December 31, 2021. The number of shares of common stock issuable upon vesting of the PSUs range from zero to 200% of the target number of shares. In the event that our absolute total shareholder return is negative, the PSUs will be capped at target. The RSUs vest in equal one-third increments on each of March 5, 2020, March 5, 2021 and March 5, 2022. The new types of equity awards with these vesting schedules recognize the prior services and contributions by eligible participants and provide us with valuable additional years of executive officer retention during an important time for the Company.

Intended Implementation of the Equity Award Exchange As Soon As Practicable Following Shareholder Approval

We expect that the Equity Award Exchange will begin as soon as practicable following shareholder approval, if received. Our Board, in its discretion, reserves the right to amend, postpone or, under certain circumstances, cancel the Equity Award Exchange once it has commenced, but the Equity Award Exchange will not be materially amended in a manner more beneficial to eligible participants without first seeking additional shareholder approval. If shareholder approval of the Equity Award Exchange is not received, the August 2018 Special Equity Award Grant will remain outstanding in accordance with their existing terms for our NEOs.

Treatment of Surrendered Awards under the Equity Award Exchange

All shares subject to the equity awards surrendered under the Equity Award Exchange, which number is estimated to be 226,028 shares (201,406 stock options and 24,622 RSUs) assuming 100% participation in the Equity Award Exchange, will be returned to the share reserve of the 2016 Plan and will be available for future grant of equity awards under the 2016 Plan.

Equity Award Exchange Process

Additional information about how we expect to conduct the Equity Award Exchange, if approved by shareholders, is set forth below. While the terms of the Equity Award Exchange are expected to conform to the material terms described above in this Proposal 3, we may find it necessary or appropriate to change the terms of the Equity Award Exchange to take into account our administrative needs, accounting rules, Company policy decisions or to comply with any comments we receive from the SEC. We may decide not to implement the Equity Award Exchange even if shareholder approval of the Equity Award Exchange is obtained, or we may delay, amend or terminate the Equity Award Exchange once it is in progress.

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Overview of the Equity Award Exchange Process

Upon commencement of the Equity Award Exchange, NEOs will receive a written equity award cancellation agreement setting forth the terms of the Equity Award Exchange. Our NEOs who are employed by us on the Commencement Date, are still employed by us on the grant date of the new equity awards, and hold eligible stock option and RSU awards may participate in the Equity Award Exchange. Our NEOs will be given a limited time opportunity to surrender eligible stock options and RSUs in exchange for the replacement awards of RSUs and PSUs. Upon completion of the Equity Award Exchange, surrendered stock options and RSUs will be cancelled and new RSUs and PSUs will be granted. Shares underlying the cancelled options and RSUs will then be available for future grant under the 2016 Plan. The 2016 Plan will govern all terms or conditions of new RSUs and PSUs not specifically addressed by the Equity Award Exchange described in this proxy statement. For additional information regarding the 2016 Plan, including the proposed amendment to the 2016 Plan, see “Proposal 4 – Approval of the Second Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance Under the 2016 Plan.”

Effect on Shareholders

While we cannot predict how many executives will elect to participate in the Equity Award Exchange, assuming that all of our NEOs participate in the Equity Award Exchange, approximately 201,406 eligible stock options and 24,622 eligible RSUs would be surrendered and cancelled and 199,000 shares would be issued upon vesting of the RSUs and PSUs, assuming target performance with respect to the PSUs.

Interests of Our Named Executive Officers in the Equity Award Exchange

Our NEOs will be the only individuals participating in the Equity Award Exchange as they were the only executives to receive the August 2018 Special Equity Award. The following table shows the number of shares subject to eligible RSUs and stock options held by our NEOs as of December 31, 2018, and the number of shares subject to new equity awards that the NEOs may receive, assuming, for purposes of illustration only, that each NEO decides to exchange all of his eligible RSUs and stock options.

Named Executive Officer	Number of Eligible RSUs	Number of Shares Underlying Eligible Options	Weighted Average Exercise Price ($)	Number of RSUs that may be Granted in the Equity Award Exchange	Number of PSUs that may be Granted in the Equity Award Exchange
Sean Woolverton, CEO	11,389	93,158	31.14	48,100	48,100
Gleeson Van Riet, EVP & CFO	3,900	31,902	31.14	15,900	15,900
Steve Adam, EVP & COO	4,000	32,720	31.14	21,400	21,400
Chris Abundis, SVP, GC & SEC	5,333	43,626	31.14	14,100	14,100

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Accounting Impact

The incremental compensation cost associated with the Equity Award Exchange will be measured as the excess, if any, of the fair value of each new equity award, measured as of the date the new equity awards are granted, over the fair value of the stock options and RSUs surrendered in exchange for the new equity awards, measured immediately prior to the cancellation. This incremental compensation cost will be recognized ratably over the vesting period or performance period, as applicable, of the new equity awards.

Material U.S. Federal Income Tax Consequences of the Equity Award Exchange

The exchange of August 2018 Special Equity Award Grant pursuant to the Equity Award Exchange should be treated as a non-taxable exchange. Neither the Company, nor participants in the Equity Award Exchange, should recognize any income for U.S. federal income tax purposes upon the grant of the new equity awards. Tax effects may vary in other countries; a more detailed summary of tax considerations will be provided to all participants in the Equity Award Exchange documents.

Financial Statements

Our financial statements and other information required by Item 13(a) of Schedule 14A under the Exchange Act are incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 3, is required to approve this Proposal 3. Brokers do not have discretion to vote on this proposal without your instruction; therefore, if you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

If you are both a shareholder and an NEO holding eligible stock options and RSUs, please note that voting to approve this program does not constitute an election to participate in the program.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the Equity Award Exchange Program.

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PROPOSAL 4: APPROVAL OF THE SECOND AMENDMENT TO THE SILVERBOW RESOURCES, INC. 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE 2016 PLAN

At the Annual Meeting, shareholders will be asked to approve the Second Amendment (the “Second Amendment”) to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “2016 Plan”), which increases the number of shares available under the 2016 Plan by 825,000. As explained in greater detail below, we believe approval of the Second Amendment is advisable in order to ensure that we have an adequate number of shares available under the 2016 Plan for our compensation programs.

Background and Purpose of the Proposal

The 2016 Plan was effective April 22, 2016, and originally approved in connection with our reorganization by our majority shareholders, who were former holders of our cancelled senior notes prior to our reorganization, and who remain majority shareholders of the Company as of the date of this proxy statement. Upon the effectiveness of the Plan, there were 582,011 shares available for grant under the 2016 Plan. At the 2017 annual meeting, the Company’s shareholders approved the First Amendment to the 2016 Plan, which increased the shares available under the 2016 Plan by 600,000 shares.

The purpose of the Second Amendment is to increase the number of shares of the Company’s common stock (the “Common Stock”) that we may grant under the 2016 Plan by 825,000 shares. On April 2, 2019, our Board unanimously approved the Second Amendment, subject to shareholder approval at the annual meeting. If the Second Amendment is not approved by shareholders, the 2016 Plan will continue in effect in its present form. If the Second Amendment is approved by shareholders, we intend to file, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 to register the additional shares of Common Stock available for issuance under the 2016 Plan.

We believe that approval of the Second Amendment will give us the flexibility to make stock-based awards and other awards permitted under the 2016 Plan over the next two years in amounts determined to be appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional common shares requested pursuant to the Second Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our Common Stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our Common Stock as of March 1, 2019, was $23.21 per share, as reported on the NYSE.

As of March 1, 2019, the total number of outstanding shares of Common Stock was 11,709,171. Following our annual equity awards made in March 2019, we have approximately 172,200 shares remaining in the 2016 Plan, which includes approximately 30,700 shares reserved for greater than target performance on PSU awards granted in 2018. If the Second Amendment is approved by shareholders, the potential dilution from issuances authorized under the 2016 Plan related to the 825,000 newly-approved shares will be approximately 6.0% on a fully diluted basis. The total potential dilution from the shares originally reserved for the 2016 Plan and approved and increased via the First Amendment to the 2016 Plan (1,182,011) and the newly-approved shares if the Second Amendment is approved (825,000) will be approximately 14.5% on a fully diluted basis. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Should the Company’s shareholders approve Proposal 3 in this proxy statement related to a one-time equity award exchange as described therein, the number of shares available for issuance noted in the immediately preceding paragraph would be reduced from approximately 172,200 to approximately 99,700.

Consequences of Failing to Approve the Proposal

Failure of our shareholders to approve this proposal will mean that we only have approximately 172,200 shares to grant equity awards under the terms of the 2016 Plan (or approximately 99,700 if Proposal 3 in this Proxy Statement is approved). As such, if this proposal is not approved, in order to incentivize our employees, we will have to develop non-equity, long-term compensation alternatives, likely in the form of cash-based awards. If the Second Amendment is not approved by shareholders, the 2016 Plan will remain in effect in its current form.

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Description of the SilverBow Resources, Inc. 2016 Equity Incentive Plan

A summary description of the material features of the 2016 Plan, as amended to reflect the Second Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the 2016 Plan and is qualified in its entirety by reference to (i) the 2016 Plan, a copy of which is incorporated by reference to Exhibit 4.4 to our Form S-8 (File No. 333-210936), filed on April 27, 2016, (ii) the Amendment to the 2016 Plan evidencing the Company’s rebrand and name change, a copy of which is incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-08754), filed on May 5, 2017, (iii) the First Amendment, a copy of which is incorporated by reference to Exhibit 10.1 to our Form 8-K (File No. 001-08754),filed on May 17, 2017, and (iv) the Second Amendment, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.

Purpose of the 2016 Equity Incentive Plan

The purpose of the 2016 Plan is to further the growth and profitability of the Company by increasing incentives and encouraging Common Stock ownership on the part of employees, officers, non-employee directors, consultants and independent contractors of the Company and its subsidiaries. The Company seeks to achieve the 2016 Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

•	incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”);

•	stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”);

•	stock appreciation rights (“SARs”);

•	restricted stock awards (“Restricted Stock”);

•	restricted stock units (“RSUs”);

•	cash incentive awards;

•	awards that are subject to or contingent upon certain performance measures (“Performance Awards”); and

•	other stock-based awards.

The 2016 Plan is intended, in part, to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which governs Incentive Options. The 2016 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the 2016 Plan after 10 years from the date the 2016 Plan was approved by the Board. The 2016 Plan shall remain in effect until all Awards granted under the 2016 Plan have been exercised, satisfied, forfeited or expired.

Administration of the 2016 Equity Incentive Plan

A committee of two or more members of the Board (the “Committee”) administers the 2016 Plan. Subject to the terms and conditions of the 2016 Plan, the Committee shall have the power from time to time to:

•	determine which Eligible Individuals (as defined below) shall receive an Award;

•	prescribe the form, amount, timing and other terms and conditions of each Award;

•	adopt procedures or rules as it deems necessary or appropriate for the 2016 Plan; and

•	make all other decisions and determinations that may be required pursuant to the 2016 Plan or any award agreement.

The Board may alter or amend the 2016 Plan or any part thereof from time to time provided that no change in the 2016 Plan may be made that would materially and adversely alter or impair the rights or obligations under any Award theretofore granted without the consent of the Participant, and, provided further, that the Board may not, without the approval of our shareholders, amend the 2016 Plan to materially increase the benefits accruing to Participants under the 2016 Plan, materially increase the aggregate maximum number of shares of Common Stock that may be issued under the 2016 Plan, materially modify the requirements for participation in the 2016 Plan or take any other action that otherwise must be approved by shareholders in order to comply with the NYSE listing requirements.

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Shares Subject to the 2016 Equity Incentive Plan

The Second Amendment would increase the number of shares of Common Stock available for Awards under the 2016 Plan from the number authorized to be issued under the 2016 Plan by 825,000 shares. Accordingly, after giving effect to the Second Amendment, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the 2016 Plan may not exceed 2,007,011 shares of Common Stock. In addition, the 2016 Plan also includes individual limitations on the amounts of Awards that may be awarded. Specifically, (i) the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Options may not exceed 500,000 shares of Common Stock, (ii) the maximum aggregate number of shares of Common Stock that may be subject to Options or SARs granted to any one Participant during any calendar year may not exceed 200,000 shares of Common Stock, (iii) the maximum aggregate number of shares of Common Stock that may be subject to Awards, denominated in shares of Common Stock, intended to satisfy the requirements for qualified “performance-based compensation” under Section 162(m) of the Code granted to any one Participant during any calendar year may not exceed 200,000 shares of Common Stock, (iv) the maximum aggregate value of Awards, denominated in cash, intended to satisfy the requirements for qualified “performance-based compensation” under Section 162(m) of the Code granted to any one Participant during any calendar year may not exceed $3,000,000, and (v) the maximum aggregate value of Awards granted to any non-employee director during any calendar year may not exceed $500,000.

As of March 15, 2019, there were (i) awards issued relating to 1,009,851 shares of the Company’s Common Stock from the 2016 Plan, leaving (ii) approximately 172,200 shares of Common Stock available for future Awards (or approximately 99,700 shares if Proposal 3 in this Proxy Statement is approved).

The shares of Common Stock subject to an Award that are not issued or delivered by reason of expiration, cancellation, forfeiture or other termination of such Award or the settlement of all or a portion of such Award in cash shall again be available for issuance under the 2016 Plan. Notwithstanding the foregoing, shares of Common Stock withheld for the payment of an Award’s exercise price or to satisfy tax withholding obligations shall not again be available for issuance under the 2016 Plan. The shares of Common Stock issued under the 2016 Plan may be, in whole or in part, authorized but unissued shares, authorized and issued shares reacquired and held as treasury shares or a combination thereof.

Persons Who May Participate in the 2016 Equity Incentive Plan

Individuals eligible to receive Awards, or “Eligible Individuals,” under the 2016 Plan are employees of the Company or any of its subsidiaries or non-employee directors, officers, consultants and independent contractors who provide services to the Company or any of its subsidiaries. Eligible Individuals to whom an Award is granted under the 2016 Plan are referred to as “Participants.” As of March 1, 2019, we had approximately four executive officers, 84 other employees, and six non-employee directors who would be eligible to participate in the 2016 Plan. Although eligible, only one consultant or independent contractor currently participates in the 2016 Plan.

Awards under the 2016 Equity Incentive Plan

Stock Options. The Company may grant Options to Eligible Individuals including (i) Incentive Options that comply with Section 422 of the Code; and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2016 Plan shall be determined by the Committee; however, the exercise price for an Option may not be less than the fair market value per share of Common Stock as of the grant date. Options may be exercised as the Committee determines, but not later than ten years from the grant date. The vested portion of an Option may be exercised, in whole or in part, at any time after becoming exercisable until its expiration or termination.

An Option agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of an SAR in connection with the grant of an Option.

Except as permitted under the 2016 Plan in connection with a corporate transaction or event described in the 2016 Plan, Options and SARs may not be amended without the approval of the shareholders of the Company so as to (i) reduce the option price of any outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, as applicable.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to restrictions, terms and conditions imposed by the Committee in its discretion. Unless the Committee determines otherwise, upon the issuance of Restricted Stock, a Participant shall have all of the rights of a shareholder with respect to the shares of Common Stock represented by the Restricted Stock, including the right to vote such shares of Common Stock and to receive all dividends or other distributions made with respect to the shares of Common Stock.

Restricted Stock Units. An RSU Award represents a right to receive shares of Common Stock, cash, or a combination thereof, in the future in consideration of the performance of services, but subject to the fulfillment of conditions (which may include the achievement of performance goals) during a restricted period, as specified by the Committee. RSUs may be paid in shares of Common Stock, cash or a combination thereof.

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Stock Appreciation Rights. A SAR is the right to receive a share of Common Stock, or an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the base price of the SAR, as determined by the Committee. The base price of a SAR may not be less than the fair market value per share of Common Stock as of the grant date. The Committee has the discretion to determine other terms and conditions of a SAR.

Performance Awards. Performance Awards may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an Award agreement. A Performance Award shall be awarded to a Participant contingent upon one or more performance measures established by the Committee.

If an eligible individual is a Covered Employee, and the Committee determines that a contemplated Performance Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance objectives based on the performance measures specified in the 2016 Plan.

With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), performance objectives shall be expressed in terms of: (a) revenue or oil and gas sales, (b) earnings per share of Common Stock (basic and diluted), (c) net income per share of Common Stock, (d) price per share of Common Stock, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income and operating profit, (i) cash flow (including, without limitation, operating cash flow, free cash flow, discounted cash flow, net cash from operations, return on investment and cash flow in excess of cost of capital), (j) earnings before interest, taxes, depreciation and amortization, (k) earnings before interest and taxes, (l) sales, (m) total shareholder return relative to assets, (n) total shareholder return relative to peers, (o) financial returns (including, without limitation, return on assets, return on net assets, return on equity return on capital, return on operating revenue and return on investment), (p) cost reduction targets, (q) customer satisfaction, (r) customer growth, (s) employee satisfaction, (t) gross margin or gross profit, (u) revenue growth, (v) market share, (w) book value per share, (x) expenses and expense ratio management, (y) finding costs of oil and gas reserves, (z) volumes of oil and gas reserves or adjusted reserves or changes therein, (aa) percentage of reserves replaced, (bb) production or adjusted production or production exit rate, (cc) lease operating cost (“LOE”) measures, or adjusted LOE measures, (dd) general and administrative (“G&A”) or adjusted G&A measures, (ee) net asset value (“NAV”) or NAV per share, (ff) operating cost measures or reductions, (gg) earnings and earnings growth (including earnings per share and earnings before or after interest and taxes, earnings before taxes, EBITDA or net earnings), (hh) basic or diluted earnings per share or growth in earnings or earnings per share, (ii) stock price or change in stock price, (jj) total shareholder return, (kk) return on capital or change in working capital or return on capital employed, (ll) reduction of fixed costs, (mm) liquidity, (nn) health safety & environmental (“HS&E”) total recordable incident rate, or (oo) any combination of the foregoing. Performance goals may be related to the performance of the individual or in respect of the performance of the Company, one or more of its subsidiaries or any combination thereof on either a consolidated, business unit, departments, regions, functions, other organizational units or divisional level and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated comparison group. Performance goals may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices or to one or more of the performance goals themselves) and may be expressed in terms of a progression within a specified range. In addition, subject to any limitations under Section 162(m), such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements or for other specified extraordinary, unusual or infrequent items or events.

Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measure(s) for such performance period, as determined and certified in writing by the Committee. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period. Payment of a Performance Award may be made in cash, Common Stock, other Awards or a combination thereof, as determined by the Committee.

Other Stock-Based Awards. The Committee may grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock or factors that may influence the value of such shares of Common Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units thereof. The Committee may grant cash or unrestricted shares of Common Stock to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. Awards of Common Stock may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

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Other Provisions

Transferability of Awards. The 2016 Plan generally restricts the transfer of Awards, except for (i) transfer by will or the laws of descent and distribution, or (ii) to one or more members of a Participant’s immediate family. Notwithstanding the foregoing, Incentive Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.

Changes in Capital Structure. In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, change in control or exchange of shares of Common Stock or other securities of the Company, or other corporate transaction or event (each a “Corporate Event”) affects the shares of Common Stock, the Board shall, in its sole discretion, in such manner as it in good faith deems equitably required to prevent dilution or enlargement of the rights of Participants adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the exercise price or base price with respect to any Award, or make provision for an immediate cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

Substitute Awards. Awards may be granted in substitution or exchange for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity by or with the Company or one of its subsidiaries.

Termination and Amendment. The Board may terminate the 2016 Plan at any time and from time to time alter or amend the 2016 Plan provided that no such change may be made that would materially adversely alter or impair the rights of a Participant with respect to an Award theretofore granted without the consent of such Participant; provided, further, that the Board may not, without approval of the shareholders of the Company, amend the 2016 Plan to materially increase the benefits accruing to Participants under the 2016 Plan, materially increase the aggregate maximum number of shares of Common Stock that may be issued under the 2016 Plan, materially modify the requirements for participation in the 2016 Plan or take any other action that otherwise must be approved by shareholders in order to comply with the NYSE.

Tax Withholding. Under the 2016 Plan, the Company may withhold taxes due or potentially payable with respect to an award granted under the 2016 Plan from shares of Common Stock (including shares of Common Stock otherwise issuable under an Award) at the maximum statutory withholding rate applicable to a Participant. The Company shall have the right to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and to take such other action(s) as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the 2016 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2016 Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of Common Stock on the grant date, SARs payable in cash, RSUs, and certain other Awards that may be granted pursuant to the 2016 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

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Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the grant date and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2016 Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2016 Plan allows the Committee to permit the transfer of Awards (other than Incentive Options), in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

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The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2019, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Cash Awards, RSUs, Restricted Stock and Common Stock Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU Award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the RSU Award, as applicable, in an amount equal to the cash or the fair market value of the shares of Common Stock received.

A recipient of Restricted Stock or an Award of unrestricted Common Stock generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

52 | SilverBow Resources, Inc.	2019 Proxy Statement

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2016 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2016 Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. However, an exception may apply to this limitation in the case of certain “performance-based compensation” that was granted prior to November 2, 2017. In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation for applicable compensation agreements, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including shareholder approval requirements. Although the 2016 Plan was drafted to satisfy the requirements for the “performance-based compensation” exception for awards granted prior to November 2, 2017, there is no guarantee that the exception will continue to apply at the time that such awards become vested and are settled.

New Plan Benefits

The Awards, if any, that will be made to Eligible Individuals under the 2016 Plan are subject to the discretion of the Committee; therefore, the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future. Accordingly, no New Plan Benefits Table is provided.

Previously Awarded Options

The following table sets forth, for the Named Executive Officers and certain other groups, all shares of Common Stock underlying outstanding Options previously awarded under the 2016 Plan. This table is inclusive of certain awards that will be cancelled in connection with the Equity Award Exchange. For additional information on the Equity Award Exchange, see Proposal 3. No associate of any of the Named Executive Officers, non-employee directors or director nominees set forth below holds or has held options to purchase our common stock.

Name and Principal Position	Number of Shares Issued or Underlying Options
Sean Woolverton, CEO	180,239
Gleeson Van Riet, EVP & CFO	84,546
Steve Adam, EVP & COO	91,632
Chris Abundis, SVP, GC & SEC	77,957

All executives as a group (4 total)	434,374
Non-executive director group(1)	101,304
Non-executive officer group	9,740
Total	545,418

_________________

(1)	All members of the Board who are not also our executive officers.

2019 Proxy Statement	SilverBow Resources, Inc. | 53

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2018.

	Equity Compensation Plan Information(1)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	414,118	$27.52	253,269
Equity compensation plans not approved by security holders	230,457	$29.63	24
Total	644,575		253,293

_____________

(1)

Includes equity compensation plan information for both the 2016 Plan and the SilverBow Resources, Inc. Inducement Plan (“Inducement Plan”). The Inducement Plan is incorporated by reference to Exhibit 4.4 to our Form S-8 (File No. 333-215235), filed on December 21, 2016, and a copy of the amendment to the Inducement Plan, evidencing the Company’s rebrand and name change, is incorporated by reference to Exhibit 10.2 to our Form 8-K (File No. 001-08754), filed on May 5, 2017. As described more fully in Proposal 3, subject to shareholder approval, certain equity awards (201,406 stock options and 24,622 RSUs) included in the above table will be cancelled and replaced with increased targets for long-term equity grant awards with a 50/50 mixture of RSUs and PSUs starting in 2019.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, Proposal 4, is required to approve this Proposal 4. Brokers do not have discretion to vote on this proposal without your instruction; therefore, if you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the Second Amendment to the SilverBow Resources, Inc. 2016 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the 2016 Plan.

54 | SilverBow Resources, Inc.	2019 Proxy Statement

PROPOSAL 5 — RATIFICATION OF SELECTION OF BDO USA, LLP AS SILVERBOW RESOURCES, INC.’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019

Selection of BDO USA, LLP as Independent Auditor

The Audit Committee of the Board of Directors has selected BDO USA, LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2019. BDO USA, LLP has served as SilverBow Resources’ independent auditor since June 8, 2016. See “Audit Committee Disclosure” following this proposal for more information related to BDO USA, LLP.

Shareholder approval or ratification is not required for the selection of BDO USA, LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent registered public accounting firm. However, the selection is being submitted for ratification at the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

Voting on Independent Auditor Proposal

The affirmative vote of holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on Proposal 5, is required to approve this Proposal 5. Brokers have discretion to vote this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may still vote on this proposal. Abstentions will be considered as votes cast and will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of BDO USA, LLP as the Company’s independent auditor.

2019 Proxy Statement	SilverBow Resources, Inc. | 55

AUDIT COMMITTEE DISCLOSURE

Preapproval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any services to be provided by the Company’s independent registered accounting firm, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2018 and 2017 were preapproved by the Audit Committee before BDO USA, LLP was engaged to render services. BDO was not engaged to provide any non-audit services in 2018 or 2017.

Fees Paid to Independent Public Accounting Firm

BDO USA, LLP began serving as the Company’s independent registered public accounting firm in June 2016. The Audit Committee, with ratification of the shareholders, engaged BDO USA, LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2018. A representative from BDO USA, LLP will be present at this year’s Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees and expenses billed by BDO USA, LLP for its integrated audits of the Company’s annual consolidated financial statements and internal control over financial reporting and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2018 and 2017.

	2018	2017

Audit Fees	$607,727	$559,600
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Totals	$607,727	$559,600

The audit fees for 2018 and 2017 for BDO USA, LLP were for professional services rendered in connection with the integrated audits of our consolidated financial statements and internal control over financial reporting and reviews of our quarterly consolidated financial statements within such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC. During 2018 and 2017, BDO USA, LLP did not provide any audit-related, tax or other services to us.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2018, the Audit Committee has:

•	reviewed and discussed the audited financial statements and internal control over financial reporting with management;

•	discussed with BDO USA, LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the AS 1301, “Communication with Audit Committees” rule; and

•	obtained the written disclosures and the letter from the Auditor in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

Based on the reviews and discussion referred to above, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Gabriel L. Ellisor (Chair) Michael Duginski Charles W. Wampler

56 | SilverBow Resources, Inc.	2019 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership of, and transactions in, the Company’s common stock. SEC regulations require SilverBow Resources to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2018 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements during 2018, with the exception of our four NEOs (Messrs. Woolverton, Van Riet, Adam and Abundis), whose award grant transactions of February 20, 2018, were filed March 6, 2018 and March 7, 2018, due to an administrative error.

SHAREHOLDER PROPOSALS

SEC Rule 14a-8 Proposals for Inclusion in the Company’s 2020 Proxy Materials

Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2020 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary, SilverBow Resources, Inc., 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079, no later than December , 2019, unless the date of our 2020 annual meeting is more than 30 days before or after May 21, 2020, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Further, a shareholder may not submit a matter for consideration at the 2020 annual meeting, unless the shareholder shall have timely complied with the requirements in the Company’s Bylaws.

Advanced Notice of Nominations or Proposed Business for the Company’s 2020 Annual Meeting of Shareholders

Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2020 annual meeting of shareholders. Notice of such nominations or proposals must be delivered to or mailed and received by the Secretary, SilverBow Resources, Inc., 575 North Dairy Ashford, Suite 1200, Houston, Texas 77079, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the date of the one-year anniversary of the immediately preceding year's annual meeting. Based on the anniversary date of our 2019 Annual Meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than the close of business January 22, 2020, and no later than the close of business February 21, 2020. In the event the 2020 annual meeting of shareholders is convened on a date more than 30 days before, or more than 60 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting; or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, such notice by the shareholder must be so received not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by SilverBow Resources.

Any such nomination or proposal must be made in writing, indicate certain information about the shares of SilverBow Resources stock (or other derivative instrument) which are owned by the shareholder and beneficial owner, if any, and comply with the then-applicable terms of the Nomination Agreement and requirements set forth in the Company’s Bylaws. A nomination of persons for election to the Board (each, a “nominee”) must also include certain information about the nominee, certain information regarding affiliations between the nominee and the shareholder, a completed and signed questionnaire by the nominee, and all other information about the nominee required under SEC Rule 14A and the Company’s Bylaws. A proposal of business must also include a brief description of the business desired to be brought before the meeting, the text of the proposal, a description of all agreements, arrangements and understandings between the shareholder, and beneficial owner, if any, and any other persons in connection with the proposal. Nominations or proposals must be addressed as follows in order to be considered for the next annual meeting:

Secretary SilverBow Resources, Inc. 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079

2019 Proxy Statement	SilverBow Resources, Inc. | 57

Shareholders who wish to nominate an individual to the Board must also follow the requirements of the Company's Bylaws, then-existing terms of the Nomination Agreement, and applicable SEC and NYSE rules and regulations. For more information on shareholders’ nomination of directors, refer to “Nominations of Directors,” in this proxy statement.

With respect to business to be brought before the 2019 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors welcomes questions or comments about the Company and its operations. Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management independent directors may be directed to the following address:

Chairman of the Board SilverBow Resources, Inc. 575 North Dairy Ashford, Suite 1200 Houston, Texas 77079 ATTN: Secretary

Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held two to three weeks before the shareholders’ annual meeting. Therefore, while the Company encourages members of the Board to attend, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will attend the 2019 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions. Three directors attended the 2018 annual meeting.

FORWARD-LOOKING STATEMENTS

Certain statements set forth in this proxy statement that are not historical are “forward-looking statements” as that term is defined in Section 21E of the Exchange Act. These statements include estimates of future amounts payable under awards, plans or agreements or upon the occurrence of certain events, such as a change of control, the present value of such awards, and the estimated value of awards, the vesting of which will depend on performance over future periods. In order to estimate amounts that may be paid in the future, we made assumptions as to a number of variables which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the dates of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. The Company will not update these forward-looking statements unless required to do so by applicable law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future values or payments, and we cannot assure any reader that such statements will be realized or that the events and circumstances that they describe will occur.

ANNUAL REPORT ON FORM 10-K

Upon written request, SilverBow Resources will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to SilverBow Resources, Inc., Investor Relations Department, 575 North Dairy Ashford Road, Suite 1200, Houston, Texas 77079; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@sbow.com.

By Order of the Board of Directors, Christopher M. Abundis Senior Vice President, General Counsel and Secretary
Houston, Texas April , 2019

58 | SilverBow Resources, Inc.	2019 Proxy Statement

APPENDIX A

SECOND AMENDMENT TO THE

SILVERBOW RESOURCES, INC.

2016 EQUITY INCENTIVE PLAN

This Second Amendment (the “Second Amendment”) to the SilverBow Resources, Inc. 2016 Equity Incentive Plan (the “Plan”), is made effective as of April 2, 2019 (the “Amendment Effective Date”), subject to approval by the shareholders of SilverBow Resources, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Company previously adopted the Plan;

WHEREAS, Section 13.1 of the Plan provides that the Board may amend, modify or suspend the Plan, except that any amendment to increase the number of securities which may be issued under the Plan is subject to approval by the shareholders of the Company; and

WHEREAS, the Board desires to amend the Plan in order to increase the number of Shares available for issuance under the Plan by 825,000.

NOW, THEREFORE, BE IT RESOLVED, that, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s shareholders, as set forth below:

Section 4.1.1 of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment as provided in Section 4.3, the number of Shares available for delivery pursuant to (a) Options or SARs, (b) Restricted Stock, (c) Restricted Stock Units, (d) Performance Awards, and (e) awards contemplated by Article XI of this Plan granted under the Plan shall be, in the aggregate, 2,007,011 Shares. Shares awarded under the Plan may be authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof. Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary or Affiliate shall not reduce the Shares available for grants of Awards under this Section 4.1. The aggregate number of Shares available under this Section 4.1 will be reduced by one Share for every Share subject to an award granted under this Plan.”

FURTHER RESOLVED, that, as amended hereby, the Plan is specifically ratified and reaffirmed.

SilverBow Resources, Inc.

By:

Name:

Title:

2019 Proxy Statement	SilverBow Resources, Inc. | 59

[PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION]

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E70906-P20631 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SILVERBOW RESOURCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The elections of all nominees for Class III directors (for terms to expire at the 2022 annual meeting of shareholders)	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) that you wish to withhold on the line below.

____

Nominees:

01) David Geenberg
02) Marcus C. Rowland
03) Sean C. Woolverton

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

E70907-P20631

SILVERBOW RESOURCES, INC.
Annual Meeting of Shareholders
May 21, 2019 10:00 AM CDT
This proxy is solicited by the Board of Directors

The Shareholder(s) hereby appoint(s) Sean C. Woolverton, G. Gleeson Van Riet and Christopher M. Abundis or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SILVERBOW RESOURCES, INC. that the Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 AM, CDT on May 21, 2019, at the Embassy Suites Houston Energy Corridor, 11730 Katy Highway, Houston, Texas, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side